UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

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Commvault

2025 Proxy Statement and Notice of Annual Meeting

Commvault Systems, Inc.
1 Commvault Way
Tinton Falls, New Jersey 07724
(732) 870-4000

June 25, 2025

Fellow Commvault Stockholder:

I am pleased to share that Commvault delivered record breaking results last year. Total revenue growth accelerated 19% to $996 million and total annual recurring revenue increased 21% to $930 million. I would like to thank our CEO, Sanjay Mirchandani, and the entire leadership team, as well as all our employees around the globe, for their continued dedication to innovation, execution, and responsible growth, which has enabled us to deliver robust profit and free cash flow while returning $165 million to stockholders in share repurchases.

In a world increasingly besieged with ever more sophisticated malicious cyber threats, Commvault is dedicated to helping customers rapidly recover their business operations, learn how to build and maintain a resiliency program, and move towards a state of continuous business.

In fiscal 2025, Commvault continued to invest in innovation, introducing offerings that empower customers to make clean recoveries in the cloud and test recovery strategies prior to being impacted. It also completed two exciting technology and talent acquisitions to provide customers with additional and highly differentiated cloud-first cyber resilience capabilities. The reaction from customers, partners, press, industry analysts and other key stakeholders to both the Appranix, Inc. and Clumio, Inc. acquisitions has been extremely positive.

In a global environment where every second of downtime comes at an unprecedented cost, Commvault offers the ability to quickly return to a viable state after an attack or outage. As Sanjay said, “the best path to keeping business continuous is the ability to predictably and cleanly recover following an attack.”

I would especially like to thank you, our shareholders, for your continued support and confidence in Commvault.

Sincerely,

Nicola Adamo Chair of the Board

TIME AND DATE	LOCATION	RECORD DATE
Thursday, August 7, 2025	Virtual only	June 20, 2025
10:00am, ET	https://ir.commvault.com/news-and-events/annual-meeting

It is my pleasure to notify our stockholders of our 2025 Annual Meeting. We look forward to your participation. The purposes of the meeting are:

1.To elect nine directors for one-year terms;
2.To approve, on an advisory basis, Commvault’s executive compensation;
3.To ratify the appointment of Ernst & Young LLP as Commvault’s independent public accountants for the fiscal year ending March 31, 2026; and
4.To approve 1.3 million additional shares for issuance under Commvault’s 2016 Omnibus Incentive Plan.
Only stockholders of record as of the Record Date are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. We will mail a Notice of Internet Availability of Proxy Materials to stockholders of record on or about June 25, 2025, so you can access our proxy materials online or request paper copies of these materials.
For information about how to access the virtual meeting, and what to do if you have technical difficulties, please see “Additional Information About the Annual Meeting.”
If you vote in advance using our telephone or Internet voting procedures or by sending in your proxy card, you may still attend and vote at the Annual Meeting.
A list of stockholders entitled to vote at the Annual Meeting will be available for examination by stockholders during the ten days preceding the meeting. Information regarding how to examine the stockholder list is available at the meeting website at https://ir.commvault.com/news-and-events/annual-meeting.
Important Notice of Internet Availability of Proxy Materials for the Meeting to be held on August 7, 2025: This proxy statement and our annual report to stockholders are available at www.edocumentview.com/CVLT.
How to Vote:
Online During the Meeting

Attend the Annual Meeting virtually at https://ir.commvault.com/news-and-events/annual-meeting and follow the instructions on the website
Online Before the Meeting

Visit www.investorvote.com/CVLT and finish voting by Wednesday, August 6, 2025 at 11:59pm ET.
Mail
Sign, date and return your proxy card in the enclosed envelope
By Order of the Board of Directors Danielle Sheer Chief Trust Officer June 25, 2025	Telephone
Call the telephone number on your proxy card

2 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

3 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

This proxy summary highlights information contained elsewhere in this proxy statement. It does not contain all the information that you should consider. Please read the entire proxy statement carefully before voting. This proxy statement is first being made available to Commvault Systems, Inc.’s (“Commvault,” “we,” “our,” “us,” or the “Company”) stockholders on or about June 25, 2025.

TIME AND DATE	LOCATION	RECORD DATE
Thursday, August 7, 2025	Virtual only	June 20, 2025
10:00am, ET	https://ir.commvault.com/news-and-events/annual-meeting

MEETING AGENDA

Proposal	Board’s voting recommendation		For more information
Election of directors	✓	FOR each nominee	Page 10
Advisory vote on Commvault’s executive compensation	✓	FOR	Page 27
Ratification of the independent auditors	✓	FOR	Page 53
Approval of additional shares for issuance under Commvault’s 2016 Omnibus Incentive Plan	✓	FOR	Page 55

What’s New

•We hired a Chief Security Officer (“CSO”) as well as a Senior Director of Corporate Security & Facilities to support our ongoing commitment to security best practices in all our operations.	•We published a refreshed Sustainability Report, including the results of our comprehensive greenhouse gas (“GHG”) emissions assessment.
•We established our Enterprise Risk Management Committee (“ERMC”), which reports to the Audit Committee.	•We established our Executive Security Council (“ESC”), dedicated to cybersecurity oversight.
•We earned both GovRAMP and FedRAMP High Authorizations.

4 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

PROXY SUMMARY | ELECTION OF DIRECTORS

Election of Directors
The following table shows information about our director nominees. All of our directors and nominees are independent except Mr. Mirchandani, Commvault’s President and Chief Executive Officer (“CEO”).

				Committees
	Age	Director Since	Occupation and Background	Audit	Nominations and Governance	Operating	Talent Management and Compensation
NOMINEES
Nicola Adamo, Chair of the Board	61	2018	Founder and President of Making a Mark, Inc.
Martha Bejar	63	2018	Senior Partner, DaGrosa Capital Partners	●	●
Keith Geeslin	72	1996	Partner, Francisco Partners			●	●
Vivie "YY" Lee	58	2018	Former Senior Vice President and Chief Strategy Officer, Anaplan		●		●
Sanjay Mirchandani	61	2019	President and CEO, Commvault Systems, Inc.
Chuck Moran(1)	70	2018	Founder and former CEO and President, Skillsoft Plc.			●	●
Allison Pickens	40	2020	Founding Managing Director of Allison Pickens Ventures and The New Normal Fund	●	●
Shane Sanders(2)	62	2022	Former Senior Vice President of Business Transformation, Verizon Communications	●	●
Arlen Shenkman	54	2020	President and CFO, UKG			●	●
Number of Directors				3	4	3	4

●	Committee Chair	●	Committee Member
1.    As of January 16, 2025, Mr. Moran resigned from the Audit Committee and joined the Talent Management and Compensation Committee (“TMCC”).
2.    As of January 16, 2025, Mr. Sanders resigned from the TMCC.

Board Composition

5 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

PROXY SUMMARY | FISCAL 2025 FINANCIAL HIGHLIGHTS

Fiscal 2025 Financial Highlights
Fiscal 2025 was a breakout year for Commvault, highlighted by notable increases in revenues, total annual recurring revenue (“ARR”)(1), subscription ARR(1), income from operations (“EBIT”)(2), and free cash flow (“FCF”)(3). Our stock price rose by 56% from fiscal 2024, complemented by consistent capital returns through strategic share repurchases. The following amounts are shown in millions, except stock price data:

1.    Annualized recurring revenue (“ARR”) is defined as the annualized recurring value of all active contracts at the end of a reporting period. It includes the following contract types: subscription (including term license contracts, software-as-a-service (“SaaS”) and utility software), maintenance contracts related to perpetual licenses, other extended maintenance contracts (enterprise support), and managed services. It excludes any element of the arrangement that is not expected to recur, primarily perpetual licenses and most professional services. Subscription ARR includes only term license contracts, SaaS and utility arrangements. Contracts are annualized by dividing the total contract value by the number of days in the contract term, then multiplying by 365.
ARR should be viewed independently of GAAP revenue, deferred revenue and unbilled revenue and is not intended to be combined with or to replace those items. ARR is not a forecast of future revenue. Management believes that reviewing this metric, in addition to GAAP results, helps investors and financial analysts understand the value of Commvault's recurring revenue streams presented on an annualized basis.
2.    Non-GAAP EBIT is defined as GAAP EBIT adjusted to exclude certain noncash expenses, restructuring and acquisition-related costs, and other nonrecurring charges. These adjustments are detailed in the reconciliation of GAAP to non-GAAP financial measures included in Annex A. Commvault believes that the use of this non-GAAP financial measure, when used as a supplement to GAAP financial measures, provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Commvault’s industry, many of which present similar non-GAAP financial measures to the investment community. Our GAAP EBIT was $74 million and $75 million in fiscal years 2025 and 2024, respectively.
3.    Non-GAAP FCF is defined as net cash provided by operating activities less purchases of property and equipment. Commvault considers non-GAAP FCF a useful metric for Commvault management and its investors in evaluating Commvault's ability to generate cash from its business operations. Our GAAP cash provided by operating activities was $207 million and $204 million in fiscal years 2025 and 2024, respectively. Please see “Reconciliation of GAAP to Non-GAAP Financial Measures” in Annex A for additional information about our non-GAAP financial measures.
6 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

PROXY SUMMARY | GOVERNANCE HIGHLIGHTS

Governance Highlights
Commvault is committed to excellence in corporate governance. We have recently strengthened several of our policies and practices to demonstrate this commitment, including those summarized below.

Chief Security Officer. We hired a CSO to expand the cybersecurity function at Commvault to include a Product Security Team responsible for Engineering & Services Security leadership, a Customer & Market Engagement Team, and to continue to drive our Cyber Defense Team.

Corporate Security & Facilities. We hired a veteran safety and security executive to serve as Senior Director of our Corporate Security & Facilities function and implement best practices for comprehensive physical security strategies and critical incident response.

Cybersecurity. We established an ESC, dedicated to our organization-wide cybersecurity framework and strategic vision. The ESC approves enterprise security management policies and governance, sets clear expectations of cybersecurity functionality, and monitors performance. The ESC is comprised of key strategic leaders, including CEO, CSO, Chief Product Officer, Chief Financial Officer (“CFO”), Chief Trust Officer, Deputy General Counsel, and Chief Information Officer (“CIO”).

Certifications. We earned both GovRAMP and FedRAMP High Authorizations, which are critical for our government business. These certifications are a market differentiator, reinforcing trust in our ability to protect government data.

Sustainability. We refreshed our sustainability program and reporting to reflect our focus on business continuity, strategic positioning, and climate-related financial risks. More details on our sustainability program can be found in “Sustainability Developments.”

Data Privacy. Our global privacy program continues to evolve in line with modern regulatory expectations. We achieved certification under the EU-U.S. Data Privacy Framework and expanded our program to reflect the growing complexity of U.S. state privacy laws. We also strengthened controls to support compliance with UK financial sector regulations and the EU’s Digital Operational Resilience Act (“DORA”).

Committee Charters. We modernized our TMCC and Disclosure Committee Charters to align with evolving best practices.

We believe these updates and practices represent strong corporate governance measures that are in the best interests of the Company and its stockholders.

7 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

PROXY SUMMARY | EXECUTIVE COMPENSATION HIGHLIGHTS
Executive Compensation Highlights
Commvault’s executive compensation program is designed to support our long-term strategic vision and to align with our pay-for-performance philosophy. As shown below, a significant amount of our executives’ direct compensation is long-term and varies based on Company performance.

CHIEF EXECUTIVE OFFICER COMPENSATION PAY MIX

5%	89%			6%
Base Salary	Equity Awards(1)			Cash Performance Bonus
	40%	30%	30%	60%	40%
	Time-based restricted stock units (“RSUs”)	Financial performance stock units (“PSUs”)	Relative Total Shareholder Return (“TSR”) PSUs	Revenue	Non-GAAP EBIT
		60% At Risk Pay
1.    See “Long-Term Equity Incentive Awards” in “Fiscal 2025 Compensation Decisions” for more information.

CHIEF FINANCIAL OFFICER COMPENSATION PAY MIX

7%	88%			5%
Base Salary	Equity Awards			Cash Performance Bonus
	67%	17%	17%	60%	40%
	Time-based RSUs	Financial PSUs	Relative TSR PSUs	Revenue	Non-GAAP EBIT
		34% At Risk Pay

CHIEF COMMERCIAL OFFICER COMPENSATION PAY MIX

8%	84%			8%
Base Salary	Equity Awards			Cash Performance Bonus
	40%	30%	30%	60%	40%
	Time-based RSUs	Financial PSUs	Relative TSR PSUs	Revenue	Non-GAAP EBIT
		58% At Risk Pay
8 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

PROXY SUMMARY | SUSTAINABILITY DEVELOPMENTS

Sustainability Developments

CLIMATE ACTION & RESILIENCE
While we are dependent on electricity due to our industry, we maintain a relatively low emissions profile. We are committed to our goal of reducing emissions across our operations and partnering with organizations that share our environmental values. Beyond our GHG emissions profile, our team remains focused on efforts to understand the climate-related financial risks our organization and partners may face, including both physical and transitional risks.

TALENT DEVELOPMENT & ENGAGEMENT
Our people are our greatest asset. Guided by our desire to recruit, retain, and advance the best talent possible, our programs endeavor to foster a community where team members are respected, valued, and supported as they strive to reach their full potential. By empowering our people, we strengthen our ability to deliver exceptional value to our customers and communities.

SUSTAINABILITY REPORT We evaluated our fiscal 2025 performance in our sixth annual Sustainability Report (formerly known as the CSR Report) published in May 2025.	GOVERNANCE All directors of the Board of Directors (the “Board”) are elected annually. All of the directors—except the CEO—are independent. All Committee Chairs are independent.	INNOVATION In calendar year 2024, we earned over two dozen awards and other recognitions for our technological and organizational innovations, giving us a critical edge in a competitive industry.
9 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

WHAT AM I VOTING ON?	VOTE RECOMMENDATION
The Board has nominated nine people to serve as directors until the 2026 Annual Meeting.	FOR all nine nominees.

Election of Directors
If you sign, date and return your proxy card, the individuals named as proxy voters on the proxy card for our 2025 Annual Meeting, or their substitutes, will vote your proxy for all the nominees, unless you provide contrary instructions. Commvault has no reason to believe that any nominee will be unavailable to serve as a director. However, if any nominee for director withdraws or for any reason is not able to serve as a director, we will vote your proxy for any replacement nominee designated by the Board.

Director Independence
Our Corporate Governance Guidelines provide that the Board must have a majority of members who meet the independence standards set forth in the listing standards of the Nasdaq Stock Market (“Nasdaq”). The Board annually assesses the independence of each director and has determined that all the current directors except our CEO, Mr. Mirchandani, are independent under these standards. In making this determination, the Nominations and Governance Committee (“NGC”), acting on behalf of our Board, considered all relevant facts and circumstances to ascertain whether there was any relationship between a director and Commvault that, in the opinion of the NGC, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.
10 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

PROPOSAL NO. 1: ELECTION OF DIRECTORS | NOMINEES FOR ELECTION

Nominees for Election

Independent Age: 61 Director since 2018 Chair of the Board since 2019 Committees: Attends All
Nicola Adamo

Professional Background

Nicola Adamo has served as the Chair of the Board since April 2019 and has served as a director of the Company since August 2018. Mr. Adamo is a former senior executive of Cisco Systems, where he served in a variety of sales and leadership roles over a 22-year career prior to his retirement in 2016. While there, Mr. Adamo served as the Senior Vice President (“SVP”) of the Americas, where he managed Cisco’s largest geographic region, with annual IT and communications sales of more than $26 billion, and was responsible for 6,500 employees working across 60 different countries. Mr. Adamo also served as the SVP of Cisco’s $12 billion Global Service Provider organization, leading sales, service delivery, and development for the company’s top service provider customers, among various other roles. Prior to his tenure at Cisco, Mr. Adamo spent more than a decade at IBM in various sales and management assignments. Since leaving Cisco in 2016, Mr. Adamo has consulted with a range of tech companies, and currently serves on the board of directors of Lookout, Inc. Mr. Adamo is also the Founder and President of Making A Mark, Inc., which is a charitable foundation located in Monmouth County, New Jersey, dedicated to empowering change through awareness, knowledge and inclusive opportunities targeting the environment and education.

Qualifications

Mr. Adamo holds a BS in Computer Engineering from Columbia University. Mr. Adamo is an experienced executive in the information technology industry, who brings a deep working knowledge of the industry and experience from both enterprise and service provider segments, that he can deploy to provide valuable insight and perspectives to our Board. He also has extensive experience and successes as a leader who is able to balance strategy and execution, foster long-standing strategic relationships, and guide business and technology discussions and decisions for shared success. This combination makes him an effective leader for our Board.

Independent Age: 63 Director since 2018 Committees: NGC (Chair), Audit
Martha Bejar

Professional Background

Martha Bejar has served as a director of the Company since July 2018. Ms. Bejar is a Senior Partner at DaGrosa Capital Partners. Previously, she was the Co-Founder/CEO of Red Bison Advisory Group, LLC. Ms. Bejar was also the CEO of several private telecommunications and technology companies, including Unium Inc., Flow Mobile Inc., and Wipro Infocrossing Inc. She has also held executive positions at Microsoft Corporation, Nortel Networks Corporation, and Bell Communications Research. Ms. Bejar currently serves on the board of directors of Lumen Technologies and Sportsman's Warehouse.

Qualifications

Ms. Bejar earned an Advanced Management Program degree from Harvard Business School, graduated cum laude with a BS in Industrial Engineering from the University of Miami and earned a MBA from Nova Southeastern University. Ms. Bejar has a strong track record of leadership with some of the world's leading corporations where she evidenced a proven ability to drive and support innovation in the technology and software space. She also provides the Board with a wealth of executive, strategic and financial experience in the industry which enables her to provide valuable insights regarding our company's operations and strategic development.

Other Public Company Boards

        • Lumen Technologies (since 2016)
        • Sportsman’s Warehouse (since 2019)
        • Quadient S.A. (2019-2025)

11 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

PROPOSAL NO. 1: ELECTION OF DIRECTORS | NOMINEES FOR ELECTION

Independent Age: 72 Director since 1996 Committees: Operating, TMCC
Keith Geeslin

Professional Background

Keith Geeslin has served as a director of the Company since May 1996. Mr. Geeslin has been a partner at Francisco Partners, a global private equity firm, since January 2004, prior to which Mr. Geeslin spent 19 years with the Sprout Group, the venture capital arm of Credit Suisse’s asset management business. Prior to joining the Sprout Group, Mr. Geeslin was the general manager of a division of Tymshare, Inc., a provider of public computer and network services and held various positions at its Tymnet subsidiary from 1980 to 1984. He was also previously a staff member of the U.S. Senate Commerce Committee.

Qualifications

Mr. Geeslin obtained his BS in Electrical Engineering from Stanford University and MA from University of Oxford. Mr. Geeslin also serves on the board of directors of Synaptics, Inc. Mr. Geeslin’s private equity and venture capital experience, with a focus on technology sector companies, has given him an understanding of finance and of growth strategies, as well as experience in evaluating businesses in our industry, all of which is very helpful to the Board. Originally representing one of the Company’s initial investors, Mr. Geeslin has a long history with Commvault and its management, providing continuity to Board deliberations. Mr. Geeslin has held various public company directorships and brings that experience to the Board.

Other Public Company Boards

        • Synaptics, Inc. (since 1986)

Independent Age: 58 Director since 2018 Committees: TMCC (Chair), NGC
Vivie “YY” Lee

Professional Background

Vivie "YY" Lee has served as a director of the Company since February 2018. Ms. Lee served as Senior Vice President and Chief Strategy Officer of Anaplan, a SaaS software company, from 2018 to 2021. Prior to joining Anaplan, Ms. Lee served as CEO for FirstRain, a business analytics platform company, where she served as Chief Operating Officer before becoming CEO. Prior to joining FirstRain, Ms. Lee served as General Manager of Worldwide Services at Cadence Design Systems leading an advanced technology operation with P&L responsibility spanning research and development, go-to-market, sales, and support across global regions. She has held executive and operational responsibility in businesses with a broad range of technology, software, and systems products and services, requiring awareness and oversight of digital security risks and practices. Before Ms. Lee’s tenure at Cadence, she co-founded the software company, Aqueduct Software, an enterprise-class software engineering solution for automating application data collection, profiling and analysis enabling iterative development and deployment. Bootstrapping the company from the ground-up, she secured top-tier VC financing, and ultimately led the company through acquisition by NetManage in 2000. In addition to Commvault, Ms. Lee serves on the board of directors of Synaptics, Inc. and Belden, Inc. Ms. Lee began her career at Bell Labs, Inc. and was part of early technical and product teams at Synopsys, Inc. and 8x8, Inc. (formerly Integrated Information Technology, Inc.).

Qualifications

Ms. Lee earned a BA in Mathematics from Harvard University. Through her tenures at numerous start-up and mature Silicon Valley-based technology companies, she brings significant entrepreneurial and executive-level experience in the technology and software industry to the Board. Her expertise in the IT space is broad, and provides the Board with tech-focused insight and perspective in the critical areas of operations, marketing and strategic development.

Other Public Company Boards

        • Synaptics, Inc. (since 2022)
        • Belden, Inc. (since 2023)

12 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

PROPOSAL NO. 1: ELECTION OF DIRECTORS | NOMINEES FOR ELECTION

Age: 61 Director since 2019 Committees: None
Sanjay Mirchandani

Professional Background

Sanjay Mirchandani is Commvault’s President and CEO and has served as a director since joining the Company in February 2019. He was also CEO of Puppet, Inc., an IT automation company, from 2016-2019. Prior to that, Mr. Mirchandani served as VMware’s Corporate Senior Vice President and General Manager of Asia Pacific and Japan from October 2013 to April 2016. From June 2006 to October 2013, Mr. Mirchandani held various senior leadership positions at EMC Corporation, including Chief Information Officer and leader of the Global Centers of Excellence, as well as various positions at Microsoft Corporation.

Qualifications

Mr. Mirchandani has an MBA from the University of Pittsburgh and earned a BA in Mathematics from Drew University. He brings a wealth of international business and start-up experience through his diverse well-rounded career in technology. As our CEO, Mr. Mirchandani brings his knowledge and perspective about critical company business strategies, financial position and operational matters into Board deliberations. His insight regarding the Company's operations and future are critical to the successful function of the Board. Since 2023, Mr. Mirchandani has served as a director at Itron, Inc., a technology company offering products and services for energy and water resource management.

Other Public Company Boards

        • Itron, Inc. (since 2023)

Independent Age: 70 Director since 2018 Committees: Operating, TMCC
Chuck Moran

Professional Background

Chuck Moran has served as a director of the Company since July 2018. Mr. Moran founded Skillsoft Plc. (“Skillsoft”) in 1998, and served as its CEO and President from its beginning until his retirement in December 2015. He was also a director on the Skillsoft board. Since Skillsoft was one of the first ever SaaS/cloud companies and there were no commercial SaaS providers available, he had to help manage building Skillsoft’s own infrastructure to host its SaaS solution offering for its customers. This undertaking included, among others, a deep understanding of cybersecurity matters. Skillsoft provided solutions to many customers, some with the highest level of sensitive information such as the NSA, CIA, FBI, DHS, White House, IRS, VA, DOD, US Air Force, US Army, and many more. Prior to Skillsoft, Mr. Moran was the President and CEO of National Education Training Group (“NETg”), a computer-based information technology training company, from 1995 to 1997. Prior to NETg, Mr. Moran was the CFO and Chief Operations Officer of Softdesk, Inc, where he helped lead the company's successful initial public offering. Mr. Moran has previously held senior level sales and marketing positions at Insite Peripherals, Inc. and Archive Corporation. Mr. Moran currently serves as a member of the boards of directors of GHX, TCP, OverseeAI, Manhattan Associates, Inc., and Intapp, Inc.

Qualifications

Mr. Moran earned an MBA from Suffolk University and a BS from Boston College. With more than two decades of experience working with technology companies, Mr. Moran has extensive leadership experience in the industry and expertise in critical areas including operations, finance, sales, marketing and cloud/SaaS software, which are valuable to our Board.

Other Public Company Boards

  • Manhattan Associates, Inc. (since 2017)
        • Intapp Inc. (since 2019)
        • Clarivate Analytics (2016-2020)
        • Duck Creek Technologies (2016-2022)

13 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

PROPOSAL NO. 1: ELECTION OF DIRECTORS | NOMINEES FOR ELECTION

Independent Age: 40 Director since 2020 Committees: Audit, NGC
Allison Pickens

Professional Background

Allison Pickens has served as a director of the Company since June 2020. Ms. Pickens is the Founding Managing Director of Allison Pickens Ventures and The New Normal Fund, venture capital funds focused on AI and SaaS businesses, and a Senior Advisor to Boston Consulting Group, where she advises on strategic transformations of technology companies. Previously, Ms. Pickens served as Chief Operating Officer, and held other executive roles, at Gainsight, a SaaS company, from 2014 to 2020. From 2018 to 2020, she also served as Executive-in-Residence at Bessemer Venture Partners, and she served as a Board Director for dbt Labs, a venture-backed data transformation company, from 2021 to 2024. Earlier in her career, Ms. Pickens was an associate at Bain Capital Private Equity from 2009 to 2011, where she evaluated investments in a range of industries, and a management consultant to both public and private companies at Boston Consulting Group from 2007 to 2009. She is the co-author of the book The Customer Success Economy, published by Wiley in 2020.

Qualifications

Ms. Pickens is a technology executive with significant experience driving growth and strategic transformation initiatives at AI and SaaS companies. She has extensive experience coaching CEOs and executives in the software industry through her work at Gainsight and other advisory roles, through speaking engagements, and through the content she has authored. Ms. Pickens also has a unique breadth of experience that spans industries, including software, investment management, and management consulting. She brings significant skill in finance, general management, mergers and acquisitions, strategy, and customer growth and retention to the Board.

Independent Age: 62 Director since 2022 Committees: Audit (Chair), NGC
Shane Sanders

Professional Background

Shane Sanders has served as a director of the Company since December 2022. Mr. Sanders spent over 25 years at Verizon Communications Inc., a global telecommunications and technology company (“Verizon”), where he held a series of progressive senior leadership positions across finance, accounting, audit, and transformation. Most recently, he served as Senior Vice President of Business Transformation from March 2020 to December 2022, leading enterprise-wide initiatives to drive operational efficiency and cost transformation. From 2015 to 2020, he served as Senior Vice President of Corporate Finance, where he oversaw long-range planning, capital allocation, and corporate financial strategy. Earlier in his tenure, Mr. Sanders served as Senior Vice President of Internal Audit and Chief Audit Executive from 2010 to 2015, reporting directly to the Board of Directors and Audit Committee. In this role, he led Verizon’s enterprise governance, risk management, and compliance programs. He also played a leading role in reestablishing company-wide focus on cybersecurity oversight, working in partnership with Verizon’s CSO to establish the Enterprise Security Council, which focused on cybersecurity and IT risk management across the organization.

Qualifications

Mr. Sanders’ leadership experiences span a broad range of financial and operational areas, including financial planning and analysis, internal audit, public reporting, corporate governance, regulatory compliance, and enterprise risk. His risk management experience, including cybersecurity risk, is valuable to the board. His extensive background in a complex global enterprise provides unique and valuable insights into all aspects of our business. His proven transformation skills make him well qualified to offer guidance to the Board and management.

Other Public Company Boards

       • Danaher (since 2021)

14 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

PROPOSAL NO. 1: ELECTION OF DIRECTORS | NOMINEES FOR ELECTION

Independent Age: 54 Director since 2020 Committees: Operating (Chair), TMCC
Arlen Shenkman

Professional Background

Arlen Shenkman has served as a director of the Company since July 2020. Since January 2025, Mr. Shenkman has served as President and CFO for UKG, a leading provider of HR, payroll, and workforce management solutions. Prior to this role, Mr. Shenkman served as President and CFO of Boomi, Inc., a private software company, from February 2023 to December 2024. At Boomi, the CIO and Chief Information Security Officer reported to him, and he was responsible for cyber. Previously, Mr. Shenkman was Executive Vice President and CFO at Citrix Systems, Inc. from 2019 until March 2022. Citrix is a software security offering and Mr. Shenkman joined Citrix from SAP, where he served as Executive Vice President and Global Head of Business Development and Ecosystems beginning in 2017. Before that, Mr. Shenkman served as CFO of SAP North America, the company's largest business unit, from 2015 through 2017. Mr. Shenkman previously served as Global Head of Corporate Development for SAP from 2012 through 2015 and was a principal architect of SAP's rapid transformation into a cloud company.

Qualifications

Mr. Shenkman has a JD from the University of Miami School of Law, an MBA from the Fox School of Business at Temple University, and a BA in Political Science from George Washington University. Mr. Shenkman has substantial experience helping to lead large-scale business transformations for growth of SaaS and working with companies that specialize in complex-cloud environments and enterprise application software. He has significant financial experience, including in his current role as President and CFO for UKG, where he is responsible for all of the company's financial and capital management strategies, budgeting and planning, financial accounting, tax and treasury, investor relations, strategic alliances, and M&A. Mr. Shenkman also has significant experience managing large software companies, including in his current role as CFO of UKG, as well as in his former role as CFO of SAP North America, where he led the finance functions across North America, including planning and forecasting, business streamlining, and overall financial management, in addition to his earlier experience leading SAP’s corporate development and M&A activities worldwide. Mr. Shenkman’s substantial record and experience at global SaaS companies make him well qualified to serve as Chair of the Operating Committee of the Board.

Other Public Company Boards

       • AspenTech (2022-2024)

Majority Vote Standard and Resignation Policy in Director Elections
In uncontested elections, if a quorum is present or represented, directors are elected by an affirmative vote of a majority of the votes cast. If an incumbent director fails to receive the affirmative vote of a majority of votes cast in an uncontested election, such director must promptly tender an irrevocable resignation to the Board, which is contingent upon the Board’s acceptance. Within 90 days after certification of the results of the stockholder vote, the Board of Directors will act on the resignation, taking into account, among other things, a recommendation from the NGC. We will publicly disclose the Board’s decision whether to accept or reject the resignation, together with an explanation of the process (and the reasons for rejecting the resignation, if applicable). Any director whose resignation is being so considered may not participate in the deliberations of the NGC or the Board.

15 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

Overview
The Board has adopted comprehensive Corporate Governance Guidelines to define responsibilities, set high standards of professional and personal integrity, and ensure compliance with such responsibilities and standards. The Board of Directors annually monitors developments in the area of corporate governance and reviews the Corporate Governance Guidelines. Some of our significant corporate governance policies and practices are listed below.

INDEPENDENCE AND COMPOSITION OF OUR BOARD OF DIRECTORS

•Eight of our nine current directors are independent under the Nasdaq listing standards.
•Our Board is led by an independent chair so our President and CEO can focus on his executive leadership role.
•All of our directors are elected for one-year terms.

MAJORITY VOTING FOR DIRECTORS

•We have adopted a majority vote standard for the election of directors in an uncontested election.
•Any incumbent director who does not receive a majority of the votes cast in an uncontested election must promptly tender an irrevocable resignation, which is contingent upon the Board’s acceptance.

STANDING COMMITTEES

•The members of all four of the Board’s standing committees are independent and, where relevant, meet the heightened independence standards prescribed by the Nasdaq listing standards and SEC rules for service on particular committees.
•The majority of Audit Committee members, including the Audit Committee Chair, qualify as “audit committee financial experts” pursuant to SEC guidelines.
•Each standing committee operates under a written charter that is available on our website.
•The chairs of each committee rotate every five years and the Chair of the Board rotates every ten years.

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CORPORATE GOVERNANCE | OVERVIEW

CORPORATE GOVERNANCE POLICIES

•We have updated our Code of Ethics, which applies to all directors, officers, employees, and contractors, and is approved by the NGC and the Board of Directors annually. The Code highlights Commvault’s core operating principles and values and promotes lawful and ethical business conduct.
•We have adopted a Code of Ethics for Senior Financial Officers that applies to our CEO, CFO, Chief Accounting Officer, and Controller.
•Our Ethics and Integrity Reporting Policy outlines management’s handling of unethical behavior and reports, our zero-tolerance policy for retaliation of any kind, and ways to report misconduct confidentially or anonymously. Our reporting policy and process is covered at the end of each compliance training program provided to employees throughout the year.
•Our Workplace Health and Safety Policy describes our commitments to appropriate health and safety objectives in our global business operations and supply chain.

•Our Insider Trading Policy provides guidelines with respect to trading our securities and securities of those companies with which we have a business relationship.
•Our Sanctions Guide helps our team understand what sanctions require and why compliance with such sanctions is critical for a global company.
•Our Human Rights Policy includes our commitment to community and belonging; personal privacy; safety, health, and wellness; fair work hours and wages; freedom of association; and opposition of forced labor, child labor, and human trafficking. We require our employees, contractors, representatives, and suppliers to uphold the principles of this Policy.
•Our Supplier Code of Conduct mirrors our Code of Ethics, outlining key principles for ethical business conduct. We require all suppliers, meaning any third-party providing goods or services to Commvault, to comply with the principles therein and encourage the same for their supply chains.
•All of our key governance documents are publicly available on our website at www.commvault.com, from the Investor Relations—Corporate Governance tab.

Cybersecurity
Commvault has established a cybersecurity program for the benefit of the Company, our customers, partners and stakeholders. The cybersecurity program includes policies, processes and practices that are designed to assess, identify and manage material risks from cybersecurity threats and is integrated into our enterprise risk management program. Led by the CSO, Commvault’s cybersecurity program leverages the National Institute of Standards and Technology ("NIST") Cybersecurity Framework, with the primary objective of securing systems and data from cyber threats. Commvault’s Board provides oversight of Commvault’s enterprise risk management strategy, which includes risks from cybersecurity threats. The Audit Committee of the Board receives quarterly briefings on the cybersecurity program from the CSO and briefings on the ERMC from the Chief Trust Officer. The Board is kept apprised of cybersecurity updates through quarterly reporting from the Audit Committee Chair and annual, or as needed, reporting directly to the Board from the CSO. Commvault’s management, including the CEO, CFO, Chief Trust Officer, CSO, CIO, and Senior Vice President of Engineering, is responsible for our cybersecurity risk management strategy, operational decision-making, and incident preparedness and response. The current CSO holds a Bachelor of Science and Master of Business Administration from the University of Maryland, industry certifications such as CISSP, PMP, CIPP/E, CIPP/US and CISA, is affiliated with various industry working groups focused on threat intelligence and privacy, and has over twenty years of experience in cybersecurity leading technical, operational, and strategic programs to protect critical data and infrastructure. Management ensures cybersecurity risks are communicated through the establishment of the ERMC and regular, or as needed, reporting to the Audit Committee and the Board. The ERMC is responsible for the implementation, maintenance, and execution of our enterprise risk management program. The ERMC meets quarterly, or as needed, to assess, consider, and manage material risks, including cybersecurity threats across the business. Our ESC is responsible for the significant operational decisions in the event of an active cybersecurity incident. The ESC meets monthly, or as needed, with the Audit Committee Chair as an optional attendee, to provide counsel and foster productive communication between management and the Board.

Board Leadership Structure
Our policy is to adopt the leadership structure that best serves Commvault’s needs at any particular time. Currently, our Board has determined that the most effective leadership structure is to have an independent Chair so our President and CEO can focus on his executive leadership role. Mr. Adamo has served as Chair of the Board since 2019. In this capacity, Mr. Adamo is responsible for presiding at Board meetings and executive sessions, and facilitating communication between Board members and the CEO and other members of senior management. As a member of our Board, Mr. Mirchandani ensures that Board members have a high level of access and visibility regarding Commvault’s business, including Mr. Mirchandani’s insights and perspectives on our operations, strategy, and future performance.
17 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

CORPORATE GOVERNANCE | BOARD OVERSIGHT OF RISK

Board Oversight of Risk
The Board oversees Commvault’s policies and procedures relating to enterprise risk. This involves understanding the risks the Company faces and the steps management is taking to manage those risks, and also considering what level of risk is appropriate for our Company. The Board’s involvement in overseeing Commvault’s business strategy informs its assessment of management’s risk tolerance and its determination of an appropriate level of risk.
The Board of Directors considers risk management to varying degrees regularly at its meetings. The Board adjusts its practices with respect to risk oversight as necessary and involves itself in particular areas or business circumstances where the proper exercise of oversight requires it. The Board and senior management may engage outside advisors for risk assessment where warranted.
While the Board has ultimate oversight responsibility for the risk management process, the Board’s standing committees also have responsibility for risk assessment and risk management with respect to matters in their purview.

The Audit Committee is required under its charter to discuss with management and the independent auditor our cybersecurity, IT and financial risks or exposures and to assess the steps management has taken to minimize such risks. The Audit Committee also oversees Commvault’s internal audit function and compliance matters, and reviews with the Chief Trust Officer any legal or compliance matters, including litigation, that may have a material impact on our financial statements, financial condition, or results of operations.
The Talent Management and Compensation Committee assesses compensation-related risk.
The Nominations and Governance Committee addresses management and governance risk, including through its oversight of the succession planning and nominating processes, our Corporate Governance Guidelines, and our corporate sustainability efforts.
The Operating Committee provides oversight on various risk-related matters as determined by the Board and management.
Each of these Board committees reports to the full Board with respect to its risk oversight functions.

At the management level, our CFO and Chief Trust Officer oversee risk-related matters. In addition, we have established disclosure controls to monitor our compliance with securities disclosure obligations and an executive review committee to monitor and approve certain transactions or other corporate matters that deviate from our standard practices. Senior management reports to the Board or an appropriate Board committee regarding risk issues.
The ERMC is responsible for the implementation, maintenance, and execution of our enterprise risk management program. The ERMC meets quarterly, or as needed, to assess, consider, and manage material risks including cybersecurity threats across the business.
Under our Corporate Governance Policies, the Board has complete and open access to any member of management and any employee, as well as any outside advisor or independent advisor retained by the Board, to inquire about risk-related (or other) topics. In addition, our CFO and Chief Trust Officer are available at Board and committee meetings to answer questions relating to risk oversight. Further, because the CEO is a director, he brings a unique perspective on our risk profile and risk assessment to Board deliberations based on his day-to-day management, responsibilities and knowledge about the Company.
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CORPORATE GOVERNANCE | STOCKHOLDER ENGAGEMENT

Stockholder Engagement
We maintain a quarterly stockholder outreach program, which includes proactive CEO and CFO post-earnings calls with our top stockholders, and subsequent engagement with all interested investors. Our CEO, CFO, Investor Relations Officer, and senior management participate in non-deal roadshows and conferences each quarter. In fiscal year 2025, we hosted 319 investor meetings or phone calls, including 125 meetings with existing stockholders and 194 meetings with potential investors.

How We Choose Directors
The NGC is responsible for assessing the appropriate balance of experience, skills, and characteristics required of our Board of Directors and for carrying out adequate due diligence with respect to prospective board members. Generally speaking, we believe the Board should include individuals with skills and experience in the following areas:
•    HR—Workforce of the Future
•    Engineering and Innovation
•    Go-to-Market
•    Customer Success
•    Cybersecurity
•    Finance
•    SaaS
•    Artificial Intelligence
•    Global/Strategy
•    M&A and Integrations
•    Executive Leadership
•    Current Chief Executive
The NGC will consider nominees that are recommended by current directors, management, or stockholders. Candidates recommended by stockholders will be evaluated in the same manner as candidates identified through other means.
Nominees for director are selected on the basis of depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of our business environment, willingness to devote adequate time to Board duties, and the interplay of the candidate’s experience and skills with those of other Board members.

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CORPORATE GOVERNANCE | BOARD COMMITTEES

Board Committees
The Board of Directors has three standing committees and one ad hoc committee. Each committee operates under a written charter that is available on the “Investor Relations—Corporate Governance—Overview” section of our website. The members of all of the committees are independent as defined in the Nasdaq listing standards.

Members: Mr. Sanders (Chair), and Mses. Bejar and Pickens Meetings in fiscal 2025: 6	Audit Committee The Audit Committee is responsible for:
•the appointment, compensation, and oversight of our independent auditor
•the integrity of our financial statements
•our independent auditor’s performance qualifications, and independence
•our compliance with legal and regulatory requirements and our compliance program generally
•the performance of our internal audit function and independent auditor
•related person transactions

•our cybersecurity and IT compliance programs
•whistleblower complaints (Integrity Counts) and related investigations
•our audit results
•our critical accounting policies and practices
•the adequacy of our disclosure controls and procedures
•management of significant financial risk

The Audit Committee is also responsible for Commvault’s Code of Ethics for Senior Financial Officers remaining current and for approving any non-auditing services performed by our independent auditor.
The Audit Committee relies on the knowledge and expertise of our management, the internal auditors, and the independent auditor in carrying out its oversight responsibilities.
The members of the Audit Committee meet all of the heightened independence standards for audit committee membership as set forth in the Nasdaq listing standards and SEC rules. The Board of Directors has determined that each of Mr. Sanders and Ms. Bejar qualify as an “audit committee financial expert” as that term is defined in SEC rules, and that each is able to read and understand fundamental financial statements.

Members: Ms. Lee (Chair) and Messrs. Geeslin, Moran and Shenkman Meetings in fiscal 2025: met 6 times and acted by unanimous written consent 13 times
Talent Management and Compensation Committee

The TMCC is responsible for overseeing Commvault’s compensation and benefit plans, including all compensation arrangements for executive officers and directors. In particular, the TMCC sets the compensation of our CEO and reviews and approves our CEO’s recommendations regarding the compensation of our other executive officers. Additionally, the TMCC oversees:

	•workplace health and safety matters •executive employment agreements	•talent management •management of risk arising from compensation practices and policies
All members of the TMCC meet the heightened independence standards for compensation committee members set forth in the Nasdaq listing standards.

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CORPORATE GOVERNANCE | BOARD COMMITTEES

Members: Mses. Bejar (Chair), Lee and Pickens, and Mr. Sanders Meetings in fiscal 2025: 4
Nominations and Governance Committee

The NGC is responsible for identifying and recommending to our Board of Directors appropriate director nominee candidates and providing oversight with respect to corporate governance matters, including reviewing our corporate governance program and approving Corporate Governance Guidelines and other governance policies, including the Code of Ethics. The NGC also oversees:
•Commvault’s sustainability efforts
•succession planning
•annual review of all Board committee charters
•annual performance evaluations of the CEO, Board and its committees
•recommendations for directors to serve on Board committees

Members: Messrs. Shenkman (Chair), Geeslin and Moran Meetings in fiscal 2025: 4
Operating Committee

The general purpose of the Operating Committee is to provide oversight of various matters as determined by the Board and management. The Operating Committee reviews Commvault’s annual budget and works with management to establish margin targets and a balanced capital allocation policy. The Operating Committee also oversees earnings announcements and guidance. The focus of the Operating Committee is on achieving profitable growth, return on investment, and stockholder value.

Meetings of the Board
During the fiscal year ended March 31, 2025, our Board of Directors held four meetings, made up of both virtual and in person meetings. As required by law, each director attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served during fiscal year 2025.
The Board of Directors meets in executive session, without management, at every Board meeting. During fiscal year 2025, Mr. Adamo, as the independent Chair of the Board, led these executive sessions and acted as primary spokesperson in communicating matters arising out of these sessions to management.
Because we do not regularly schedule a Board of Directors meeting to coincide with our Annual Meeting, director attendance at our Annual Meeting is encouraged but not required. All of our directors attended our 2024 Annual Meeting virtually.
How to Contact Our Board
Stockholders can contact our Board of Directors to provide comments, to report concerns, or to ask a question, at the following address:
Corporate Secretary
Commvault Systems, Inc.
1 Commvault Way
Tinton Falls, New Jersey 07724
Email: CorporateSecretary@commvault.com
Communications are distributed to our Board of Directors, or to individual directors as appropriate, depending on the nature of the communication. You may also communicate online with our Board of Directors as a group through the Investor Relations section of our website at www.commvault.com. All relevant communications directed to the full Board will be forwarded to the Chair of the Audit Committee or the Chair of the NGC, who will determine when it is appropriate to distribute such communications to other members of the Board or to management.
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CORPORATE GOVERNANCE | GOVERNANCE DOCUMENTS

Governance Documents
Our Code of Ethics applies to all of our directors and employees, including executives and contractors. The Code establishes our legal and ethical standards of behavior, and supports our commitments to human rights, respectful treatment, and equal opportunity, among other core values. Employees and interested third parties can report concerns or suspected violations of the Code, other Company policies, or violations of the law to Commvault’s Chief Trust Officer or Chief People Officer directly or through Integrity Counts, an anonymous hotline at commvault@integritycounts.ca or by navigating to the website https://integritycounts.ca/org/commvault. The Code and the following additional governance documents are available in the Investor Relations section of our website under “Corporate Governance—Investor Relations—Overview”:

•    Corporate Governance Guidelines
•    Amended and Restated Bylaws
•    Code of Ethics for Senior Financial Officers
•    Supplier Code of Conduct
•    Ethics and Integrity Reporting Policy
•    Sanctions Guide

•    Workplace Health and Safety Policy
•    Human Rights Policy
•    Insider Trading Policy
•    Environmental, Health and Safety Policy
•    Board and Disclosure Committee Charters

If we were to amend or waive any provision of the Code of Ethics or Code of Ethics for Senior Financial Officers applicable to our directors and executive officers (including senior financial officers), we intend to satisfy our disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on our website at the address and location specified above.
The Company has adopted and maintains an Insider Trading Policy that govern the purchase, sale, and other dispositions of its securities by its officers, directors, and employees that are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable listing standards. A copy of the Company’s Insider Trading Policy is filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025.

Transactions With Related Persons
The Board of Directors recognizes that transactions between the Company and certain related persons present a heightened risk of conflicts of interest. It is our policy to have the Audit Committee review and approve, ratify, or disapprove of proposed transactions or courses of dealings with respect to which executive officers or directors or members of their immediate families have an interest. The Audit Committee reviews any such transaction based upon the applicable SEC rules and our ethics and governance guidelines. We did not enter into any related person transactions during the fiscal year ended March 31, 2025.

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CORPORATE GOVERNANCE | DIRECTOR COMPENSATION
Director Compensation
ANNUAL CASH AND EQUITY RETAINERS
Our TMCC determines the amount and form of any fees and expense reimbursements that non-employee directors receive for or in connection with their service on Commvault’s Board of Directors. In May 2024, the TMCC engaged an external third-party compensation consultant, Compensia, to provide an assessment of our non-employee director compensation practices, including a peer analysis of practices related to cash compensation, equity compensation, and equity vesting. It was found that our current compensation practices were competitive and in line with market practice.
For more information about our peer group, see “Compensation Discussion and Analysis—How Compensation Decisions are Made—Role of the Peer Group.”
Compensation earned by our non-employee directors for their service as members of the Board of Directors or any committee of the Board was as follows:

Who receives	Amount	Form
Every non-employee director	$42,000	Cash annual retainer
Independent Board Chair	$110,000	Additional cash annual retainer
Audit Committee Chair	$30,000	Additional cash annual retainer
TMCC Chair	$20,000	Additional cash annual retainer
Chairs of the NGC and the Operating Committee	$12,000	Additional cash annual retainer
Audit Committee members	$15,000	Additional cash annual retainer
TMCC members	$10,000	Additional cash annual retainer
Members of the NGC and the Operating Committee	$5,000	Additional cash annual retainer
In addition, every non-employee director received an equity retainer at a target value of $215,000 granted on August 8, 2024 in the form of 1,530 RSUs that will vest on the later of the one year anniversary of the grant date or the next annual meeting following the grant date, if the director is still serving on our Board at the time.
RSUs granted to the non-employee directors are issued under our 2016 Incentive Plan. See “Long-Term Equity Incentive Awards” in the Compensation Discussion and Analysis section for more information about this plan. We also reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of our Board or Board committees.

23 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

CORPORATE GOVERNANCE | DIRECTOR COMPENSATION

The following table shows the specific compensation received for services rendered to us by our non-employee directors in fiscal 2025. Mr. Mirchandani does not receive any additional compensation for his service on the Board.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Nicola Adamo	$152,000	$214,980	$366,980
Martha Bejar	$69,000	$214,980	$283,980
Keith Geeslin	$57,000	$214,980	$271,980
Vivie "YY" Lee	$67,000	$214,980	$281,980
Chuck Moran	$60,750	$214,980	$275,730
Allison Pickens	$62,000	$214,980	$276,980
Shane Sanders	$84,500	$214,980	$299,480
Arlen Shenkman	$64,000	$214,980	$278,980
1.    The amounts in this column represent the grant date fair value of 1,530 RSU awards granted during the fiscal year indicated as computed in accordance with FASB ASC Topic 718, all of which are outstanding as of March 31, 2025. The amounts reported disregard estimated forfeitures related to service-based vesting conditions. See Note 11 of our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, for a discussion of all assumptions made by us in determining the grant date fair value of such awards.

Stock Ownership Guidelines for Independent Directors
We currently require our independent directors to acquire an equity ownership interest in Commvault common stock that is equal to five times their base annual cash retainer by the fifth anniversary of the date they first became a director. The TMCC is satisfied that this level of equity ownership among our independent directors is sufficient to provide motivation and to align the directors’ interests with those of our stockholders. Each independent director who is required to be in compliance with these guidelines owns the requisite amount of stock.

24 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

CORPORATE GOVERNANCE | SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Security Ownership of Management and Certain Beneficial Owners
MANAGEMENT
The following table shows, as of May 31, 2025, the number of shares of our common stock (the only class of voting securities outstanding) beneficially owned by: (1) each current director and nominee for director; (2) each named executive officer (defined below); and (3) all directors and current executive officers as a group. The number of shares of our common stock beneficially owned by a person includes shares of common stock issuable with respect to options, RSUs (including performance-based stock units), and convertible securities held by the person that are exercisable, convertible, or will vest within 60 days. The percentage of our common stock beneficially owned by a person assumes the person has exercised all options, vested in all RSUs, and converted all convertible securities, that are exercisable, convertible, or will vest within 60 days, and that no other person exercised any of their options, vested in any of their RSUs, or converted any of their convertible securities. Except as otherwise noted, each individual exercises sole voting power and investment power over the shares of voting securities shown.

	Shares of Common Stock Owned(1)	Percent of Common Stock Outstanding
Directors
Nicola Adamo	14,648	*
Martha Bejar	4,317	*
Keith Geeslin	31,461	*
Vivie "YY" Lee	12,020	*
Sanjay Mirchandani	254,493	*
Chuck Moran	10,967	*
Allison Pickens	3,137	*
Shane Sanders	5,304	*
Arlen Shenkman	14,090	*
Named Executive Officers that are not Directors
Jen DiRico	—	—
Gary Merrill	18,923	*
All directors and executive officers as a group (11 individuals)	369,360	1%
*    Less than 1%
1.    As of May 31, 2025, no options to purchase shares of our common stock were held by any of the individuals listed in the table. Accordingly, no shares are included in the beneficial ownership totals on account of stock options.

CERTAIN OTHER STOCKHOLDERS
The following table sets forth, as of May 31, 2025, (except to the extent otherwise indicated), certain information regarding the persons known by us to be the beneficial owner of more than 5% of our outstanding common stock. Except as otherwise noted, each entity exercises sole voting power and investment power over the shares of voting securities shown.

Name and Address of Beneficial Owner	Shares of Common Stock Owned	Percent of Common Stock Outstanding
BlackRock, Inc.(1) 50 Hudson Yards New York, NY 10001	5,737,508	12.9%
Vanguard Group, Inc.(2) 100 Vanguard Blvd. Malvern, PA 19355	5,488,370	12.3%
1.    Based solely on a Schedule 13G/A filed on April 29, 2025, by BlackRock, Inc., except for Percent of Common Stock Outstanding. BlackRock, Inc. reported it held 5,677,503 shares with sole voting power, 0 shares with shared voting power, 5,737,508 shares with sole dispositive power, and 0 shares with shared dispositive power.
2.    Based solely on a Schedule 13G/A filed on February 13, 2024, by Vanguard Group, Inc., except for Percent of Common Stock Outstanding. The Vanguard Group, Inc. reported it held 0 shares with sole voting power, 77,230 shares with shared voting power, 5,365,649 shares with sole dispositive power and 122,721 shares with shared dispositive power.

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CORPORATE GOVERNANCE | DELINQUENT SECTION 16(a) REPORTS
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers, and beneficial owners of more than 10% of any class of its equity securities to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership (Form 3) and reports of changes in ownership (Forms 4 and 5).

Based solely on a review of the copies of such reports and written representations from reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors, and greater-than-10% beneficial owners were complied with during the fiscal year ended March 31, 2025, except that, due to an administrative delay by the Company in obtaining EDGAR filing codes following her appointment, the initial Form 3 and a subsequent Form 4 for Ms. Jen DiRico, CFO, were filed after their respective due dates. We have since updated our onboarding procedures to ensure EDGAR access is issued within 48 hours of executive appointments.

1.A Form 3 on September 4, 2024, for Ms. DiRico, reporting initial insider holdings for August 12, 2024.
2.A Form 4 on September 4, 2024, for Ms. DiRico, reporting a grant of 39,252 shares of common stock on August 15, 2024.

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WHAT AM I VOTING ON?	VOTE RECOMMENDATION
We are asking stockholders to approve, on a non-binding advisory basis, the compensation of our named executive officers.	FOR the resolution approving our executive compensation program.
Every year we give stockholders the opportunity to approve, on a non-binding, advisory basis, the compensation of our named executive officers (“NEOs”) as set forth in the following “Compensation Discussion and Analysis.”
Our executive compensation program is designed to attract, motivate, and reward talented executives who possess the skills required to formulate and drive our Company’s strategic direction and operational execution to create stockholder value. Our compensation practices, which balance long-term and short-term awards, are structured to competitively pay for performance, to encourage decision-making aligned with the Company’s long-term interests, and to promote and support our business. We encourage you to read the Compensation Discussion and Analysis for complete details about our executive compensation program, including information about the fiscal year 2025 compensation of our NEOs.
We are asking stockholders to indicate their support for our NEO compensation as described in this proxy statement. This proposal, commonly known as “say-on-pay,” is not intended to address any specific item of compensation, but rather the overall executive compensation program and the related philosophy, policies, and practices. We encourage you to vote FOR the following resolution:
“RESOLVED, that the compensation paid to Commvault’s NEOs, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables, and any related material disclosed in Commvault’s proxy statement, is hereby APPROVED.”
The say-on-pay vote is advisory, and therefore not binding on our Company, the TMCC, or the Board of Directors. However, the Board of Directors and the TMCC value the opinions of our stockholders. If the voting results indicate there is any significant concern about our executive officer compensation program, we will consider those concerns and evaluate whether any actions are necessary to address them.
Because this is a non-binding, advisory vote, there is no specific approval requirement. However, the Board of Directors will consider that the stockholders have approved executive compensation on an advisory basis if this proposal receives the affirmative vote of a majority of the votes cast (in person or by proxy).

The Board of Directors recommends that you vote FOR the approval of Commvault’s executive compensation.

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Compensation Discussion and Analysis
This section discusses the compensation of the following NEOs, who served as executive officers during the fiscal year ended on March 31, 2025.
On August 12, 2024, Ms. DiRico was appointed CFO, succeeding Mr. Merrill, who assumed the role of Chief Commercial Officer, (“CCO”) on July 1, 2024, while still maintaining his CFO responsibilities until Ms. DiRico joined.

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CD&A | EXECUTIVE SUMMARY

Executive Summary
We believe the skill, talent, judgment, and dedication of our executive officers are critical to Commvault’s long-term value. Therefore, our objective in setting compensation policies for our NEOs is to align pay with performance, while at the same time providing fair, reasonable, and competitive compensation that will allow us to attract, retain, and reward superior executive talent. The TMCC strongly believes that executive compensation should align our executive officers’ interests with those of our stockholders by rewarding achievement of specific annual, long-term, and strategic company goals, with the ultimate objective of enhancing long-term stockholder value.
FISCAL 2025 COMPENSATION HIGHLIGHTS
Our fiscal 2025 compensation plans and payouts for our NEOs reflects our overarching philosophy of pay-for-performance. Highlights of our executive compensation program include:
•Competitive Base Salary: Base salaries are set to be competitive within our industry and are important in attracting and retaining talented executives.
•Challenging Annual Incentive: In fiscal 2025, our TMCC approved target annual incentives based on achievement of annual revenue and non-GAAP EBIT goals for Messrs. Mirchandani and Merrill and Ms. DiRico. Based on our performance during the year, our NEOs earned annual incentives equal to 200% of their target for the year.
•Long-term Incentive Awards: We believe that stock awards with multi-year vesting are an effective tool for motivating our NEOs to drive long-term stockholder value. During fiscal 2025, 60% of the target value of equity granted to our NEOs was awarded in the form of performance-based equity. These grants included a mix of PSUs tied to one, two and three-year goals as well as relative and absolute performance measurement.

Compensation Philosophy and Objectives
As a technology company, we operate in an extremely competitive and rapidly changing industry. When setting compensation policies for our executive officers, the TMCC strives to align pay with performance; to provide fair, reasonable, and competitive compensation that will allow us to attract, retain, and reward superior executive talent; and to align our executive officers’ interests with those of our stockholders by rewarding achievement of specific annual, long-term, and strategic goals. To that end, the compensation opportunities provided to our executive officers include a mix of both cash and equity elements that reward performance as measured against pre-established goals and objectives. The specific goals that our current executive compensation program rewards are focused primarily on revenue growth and profitability, as the TMCC believes those measures are the most direct drivers of long-term stockholder value creation.
Decisions with respect to the total compensation for our executive officers are based primarily upon an assessment of each individual’s performance and potential to enhance long-term stockholder value. Often, the TMCC relies on judgment rather than rigid guidelines or formulas in determining the amount and mix of compensation for each executive officer. Factors affecting such judgment include performance compared to strategic goals established at the beginning of the fiscal year, the nature and scope of each executive’s responsibilities, and whether the executive conducts all activities in a manner consistent with our core Company values.
In addition, the TMCC seeks to ensure that we maintain sound governance and compensation policies and practices. In designing and overseeing our executive compensation program, we strive to employ best practices and regularly assess our policies and practices.

What we do
•We link pay to performance by delivering a substantial portion of total compensation for our executive officers in the form of long-term equity awards.
•Our TMCC directly engages an independent compensation consultant, Compensia, to provide analysis for the annual executive compensation review and guidance on other executive compensation matters independent of management.
What we do not do
•We do not provide guaranteed bonuses to our executive officers.
•We do not provide any excise tax reimbursement payments (including “gross-ups”) with respect to payments or benefits contingent upon a change in control of our Company.
•We do not offer pension arrangements, or non-qualified deferred compensation plans or arrangements to our executive officers, other than our 401(k) plan, which is open to all U.S.-based, salaried employees.
•Our NEOs participate in broad-based Company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees.
•We prohibit our employees, including our NEOs, and the members of our Board of Directors from hedging or similar transactions designed to decrease risks associated with holding our equity securities.
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CD&A | EXECUTIVE SUMMARY
Mix of Compensation Elements
Our fiscal 2025 executive compensation program consists of three principal elements: base salary, annual cash incentive bonuses, and long-term equity incentive awards. Consistent with our pay for performance philosophy, the majority of target total direct compensation for the NEOs in fiscal 2025 consisted of incentive awards, particularly long-term equity incentive awards. The TMCC believes that emphasizing equity-based compensation creates a strong incentive for our executives to build sustainable long-term stockholder value.

PRIOR STOCKHOLDER ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

In light of the 2024 say-on-pay vote, in which 97% of the votes cast were in favor of our executive compensation program, the TMCC maintained a consistent approach for fiscal year 2025. In particular, the TMCC continued to emphasize pay-for-performance through the use of performance share awards that reward our executive officers only if they deliver value for our stockholders. The TMCC will continue to consider input from our stockholders when making compensation decisions for our executive officers.

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CD&A | EXECUTIVE SUMMARY
How Compensation Decisions are Made
The TMCC’s goal is generally to target elements of compensation within a competitive range, using a balanced approach that does not use rigid percentiles to determine target pay levels for each compensation element. For fiscal 2025, the TMCC reviewed each element of compensation described below and set the target total direct compensation opportunities of our executive officers after taking into consideration the following factors:
•market data, including practices among companies in our compensation peer group;
•each executive officer’s scope of responsibilities;
•each executive officer’s tenure, skills, and experience;
•internal pay equity across the executive management team;
•our overall performance, taking into consideration performance versus internal plans and industry peers;
•the recommendations of our CEO; and
•general market conditions.
The TMCC does not assign relative weights or rankings to any of these factors and does not solely use any quantitative formula, target percentile or multiple for establishing compensation among the executive officers or in relation to the competitive market data.

ROLE OF TMCC
The TMCC is responsible for setting the compensation of our CEO and for reviewing and approving our CEO’s recommendations regarding the compensation of our other executive officers.

ROLE OF EXECUTIVE OFFICERS
Each year, the CEO reviews the performance and compensation of each of the executive officers and makes recommendations to the TMCC with respect to their compensation for the coming year. In addition, our CEO, CFO, and Chief People Officer support the TMCC in its work by providing information relating to our financial plans and personnel-related data.
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CD&A | EXECUTIVE SUMMARY

ROLE OF THE COMPENSATION CONSULTANT
The TMCC has authority under its charter to engage outside advisors and experts for advice as appropriate. In preparation for fiscal year 2025, the TMCC engaged the services of Compensia, Inc., a national compensation consulting firm, as the TMCC’s consultant to provide advice on matters relating to the compensation of our executive officers and non-employee directors. Compensia provided the TMCC with an analysis of industry sector competitive market data regarding executive compensation, information on compensation trends, and peer group and general market data, as well as assistance with the parameters used to determine the peer group, base salaries, incentive plan design, and the overall structure of our executive compensation program.
The TMCC regularly reviews the objectivity and independence of the advice provided by its compensation consultant. The TMCC has evaluated Compensia’s engagement and, based on the six factors for assessing independence and identifying potential conflicts of interest that are set forth in SEC rules and Nasdaq standards (and such other factors as were deemed relevant under the circumstances), the TMCC has determined that its relationship with Compensia and the work of Compensia on behalf of the TMCC did not raise any conflict of interest.

ROLE OF THE PEER GROUP
In preparation for fiscal 2025, the TMCC engaged Compensia to conduct a competitive market analysis for purposes of evaluating our base salaries, annual cash bonus opportunities, and long-term equity incentive plan. The data from this analysis was used to ensure that our executive compensation program was optimally structured to attract, motivate, retain, and reward our highly experienced management team, to keep management focused during our expected period of growth, and to align our compensation practices with comparable technology industry companies.
In developing the peer group, the TMCC targeted U.S.-headquartered companies within similar industries and of a similar size as the Company. In particular, the TMCC targeted direct competitors and other business application software companies. The peer companies were also evaluated based on two financial criteria:
•    Revenue: Target between approximately $450 million and $1.8 billion (0.5x to 2.0x the Company’s trailing 12-month revenue); and
•    Market Capitalization: Target between $2.2 billion and $21.8 billion (0.3x to 3.0x the Company’s market capitalization)

Criteria are not necessarily “gating” items; companies that do not satisfy one or more criteria may be included if deemed a reasonable fit across other selection criteria.

The companies included in the peer group for fiscal year 2025 were:
ACI Worldwide Blackbaud Box Confluent DigitalOcean Holdings Dynatrace	Gitlab Informatica Nutanix Progress Software Pure Storage Qualys	Rapid7 Rubrik SentinelOne SolarWinds Tenable Holdings Varonis Systems

COMMVAULT VS. PEER GROUP
The Company and the TMCC review the peer group annually and make changes as needed to ensure it remains appropriate. The competitive positioning of our trailing four-quarters of revenue and market capitalization below reflect our profile as of January 2024, when the TMCC approved the peer group for fiscal year 2025.

32 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

CD&A | FISCAL YEAR 2025 COMPENSATION DECISIONS

Fiscal Year 2025 Compensation Decisions

The majority of our executives are compensated within the 50th to 75th percentile range, reflecting our commitment to competitive and equitable pay practices that align with market standards. This approach promotes fairness and reinforces our ability to attract and retain top talent while supporting our long-term growth and future performance trajectory.
BASE SALARY
The TMCC generally compares our executive officer base salaries to the 25th—75th percentile of the competitive market data in the analysis prepared by its compensation consultant.
Typically, base salary levels are reviewed annually as part of our performance review process, as well as upon a promotion or other change in job responsibility. In addition to considering the competitive market analysis when setting base salaries for fiscal 2025, the TMCC also evaluated the scope of, and accountability associated with, each executive officer’s position and the overall experience of each executive officer. The table below shows the fiscal 2025 and 2024 base salary rates for each NEO.

Name and Principal Position Held	Fiscal 2025 Salary	Fiscal 2024 Salary	Percentage Increase
Sanjay Mirchandani President and CEO	$645,000	$645,000	—%
Jen DiRico(1) CFO	$450,000	N/A	N/A
Gary Merrill CCO	$460,000	$451,000	2%
1.    Ms. DiRico’s base salary took effect on August 12, 2024.

ANNUAL INCENTIVE PLAN
During fiscal 2025, Messrs. Mirchandani and Merrill and Ms. DiRico each participated in the Commvault Annual Incentive Plan (the “Fiscal 2025 AIP”), which made them eligible to earn a cash bonus based on achievement of pre-established corporate financial goals.

Target Annual Cash Incentive Opportunities
The TMCC approved target cash incentive opportunities for the NEOs in May 2024 after considering a competitive market analysis, the scope of, and accountability associated with, each executive officer’s position, the performance of each executive officer since the last annual performance review and the overall experience of each executive officer. Targeted cash incentive opportunities were later defined for Ms. DiRico in connection with her appointment as our CFO in August 2024.

Executive	Fiscal 2025 Salary	Target Annual Cash Incentive (%)	Target Annual Cash Incentive ($)(1)
Sanjay Mirchandani	$645,000	125%	$806,250
Jen DiRico	$450,000	70%(2)	$315,000
Gary Merrill	$460,000	100%(2)	$460,000
1.    Cash bonus payments under the Fiscal 2025 AIP could range from zero to 200% of target.
2.    Target Annual Cash Incentives for both Ms. DiRico and Mr. Merrill took effect as of August 12, 2024.
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CD&A | FISCAL YEAR 2025 COMPENSATION DECISIONS

Performance Measures
In May 2024, the TMCC selected total revenue (weighted 60%) and non-GAAP EBIT (weighted 40%) as the performance metrics for the Fiscal 2025 AIP. These metrics were selected because the TMCC believes that, at this stage of our development, revenue growth and profitability are the most relevant measures of Commvault’s financial performance and the measures most closely correlated to increasing stockholder value. In fact, in the course of our regular stockholder engagements, stockholders often mention their approval of our revenue and non-GAAP EBIT performance measures. Further, in our public communications (including on earnings calls), our disclosures typically reference revenue and non-GAAP EBIT, in addition to GAAP performance metrics, as the primary means we use to evaluate our own performance. In other words, these metrics are closely tied to how we manage the business.
For purposes of the Fiscal 2025 AIP, the TMCC set the various performance levels for these performance metrics and the payout amounts for each performance level as shown below.
For Messrs. Mirchandani and Merrill and Ms. DiRico

Metric	Weight	Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)
Revenue	60%	89%	100%	105%
Non-GAAP EBIT	40%	88%	100%	110%
If actual performance falls between the specified goals, the payout percentage is calculated on a linear basis.
The actual bonus paid to an individual NEO, other than our CEO, is also subject to modification based on individual performance, +/- 200% of achievement.

For Mr. Merrill
During the first quarter of our fiscal 2025, Mr. Merrill participated in our Fiscal 2025 AIP in his role as our CFO. In connection with his appointment as our CCO in August 2024, the TMCC approved a transition in Mr. Merrill’s variable cash incentive to incorporate different targets and multipliers that emphasize the revenue metric. Beginning with our second fiscal quarter, Mr. Merrill had independent quarterly revenue goals that, in the aggregate, correspond with the annual goal for the other NEOs. Since Mr. Merrill could earn his incentive bonus incrementally—based on results for each individual quarter—and his payout percentage was potentially higher, the TMCC anticipated that the payout percentages for the revenue metric for the NEOs might vary.

In keeping with the quarterly schedule for Mr. Merrill’s incentive bonus, he also earned incremental amounts for the non-GAAP EBIT metric. His goal for non-GAAP EBIT was the same as the annual goal set for the other NEOs. However, for the first three applicable quarters of the AIP performance period, Mr. Merrill received an amount based on an assumed achievement of 80% of target for non-GAAP EBIT. At the end of the fourth quarter the payout associated with the non-GAAP EBIT metric was adjusted to reflect Commvault’s actual performance for the year.

FISCAL 2025 ANNUAL CASH INCENTIVE PLAN ACHIEVEMENT
In May 2025, the TMCC determined that our achievement for the revenue and non-GAAP EBIT portions of the Fiscal 2025 AIP were as follows:

	Achievement (in millions)	Target (in millions)	Achievement vs. Target	Payout Factor	Weighting	Weighted Payout
Annual Revenue	$996	$942	105.7%	200.0%	60.0%	120.0%
Non-GAAP EBIT	$210	$179	117.3%	200.0%	40.0%	80.0%
Total					100.0%	200.0%

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CD&A | FISCAL YEAR 2025 COMPENSATION DECISIONS

No individual performance multiplier was applied to the earned bonus for our NEOs. As a result, the NEOs received the annual incentive bonuses shown below.

	Target Annual Cash Incentive Opportunity	Percentage of Target Annual Incentive Earned	Actual Annual Incentive Earned
Sanjay Mirchandani	$806,250	200.0%	$1,612,500
Jen DiRico(1)	$315,000	200.0%	$398,790
Gary Merrill(2)	$425,500	200.0%	$851,000
1.    Ms. DiRico’s annual incentive was pro-rated based on her appointment date effective August 12, 2024.
2.    Mr. Merrill’s bonus for the year reflects his overall payout for the year, including pro-rated participation in our Fiscal 2025 AIP and payouts relative to quarterly revenue and non-GAAP EBIT goals for the remainder of the year.

LONG-TERM EQUITY INCENTIVE AWARDS
We provide long-term equity incentive awards pursuant to our 2016 Incentive Plan, which is designed to provide plan participants with appropriate incentives to achieve long-range goals and to align participants’ interests with those of our stockholders. The 2016 Incentive Plan permits the grant of stock options, stock appreciation rights (“SARs”), restricted stock awards, performance stock awards, and other forms of equity based on, or related to, shares of our common stock, and cash incentive awards that are contingent on performance.
Generally, new executive officers receive a significant equity award when they commence employment. The size of each equity award is set at a level that we believe is appropriate to create a meaningful opportunity for stock ownership based upon our equity award grant guidelines, the individual’s position with Commvault, and the individual’s potential for future responsibility and promotion. The relative weight given to each of these factors varies from individual to individual. All equity awards granted to our executive officers are approved by the TMCC.
When annual equity awards are granted, typically in May of each year, the TMCC bases grants on an evaluation of each executive officer’s performance during the prior fiscal year, as well as our overall corporate financial performance. The terms of annual awards and the number and form of awards granted are designed to ensure the recipient has a meaningful incentive to remain a Commvault employee.
In preparation for granting annual equity awards in May 2024, the TMCC reviewed a competitive market analysis prepared by Compensia to obtain data primarily related to the grant date fair value of the equity awards granted to similarly situated executives at companies in our compensation peer group. The annual equity awards granted to our NEOs in May 2024 were provided in three forms, and subject to the terms and conditions shown below.

Time-Based RSU awards 40%	These awards vest 33.3% on the first anniversary of the grant date and an additional 8.375% quarterly thereafter until fully vested, generally subject to continued employment on the vesting date.
Relative TSR PSU awards 30%	Recipients may earn up to 300% of their target award based on Commvault’s TSR performance relative to the components of the Russell 3000 Index over equally weighted one-year, two-year, and three-year performance periods. Earned shares, if any, vest at the end of each applicable annual performance period.
Financial PSU awards 30%
Recipients may earn up to 300% of their target award based 100% on Commvault’s total annualized recurring revenue (“ARR”) for fiscal 2025. Earned shares, if any, vest 33.3% on the first anniversary of the grant date and an additional 8.375% quarterly thereafter until fully vested, generally subject to continued employment on the vesting date.

Based on the competitive market analysis prepared by Compensia, Commvault’s long-term equity grants are more heavily weighted toward performance-based awards than is the norm within our compensation peer group.

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CD&A | FISCAL YEAR 2025 COMPENSATION DECISIONS

Taking into consideration market data and the performance of individual executive officers, the TMCC approved the following equity award grants for our NEOs during fiscal 2025:

Executive	Aggregate target value	Time-based restricted stock unit awards (#)	Relative TSR PSU awards (#)	Financial PSU awards (#)
Sanjay Mirchandani	$12.5 million	45,558	34,168	34,168
Jen DiRico	$6.0 million	26,168	6,542	6,542
Gary Merrill	$4.5 million	16,400	12,300	12,300

Annual long-term incentive awards granted to Messrs. Mirchandani and Merrill were approved in May 2024. Long-term incentive awards granted to Ms. DiRico were approved and granted in connection with her appointment as our CFO in August 2024. Ms. DiRico’s long-term incentives were allocated approximately 67% to time-vesting RSUs and 33% to PSUs, equally weighted between relative TSR and financial PSU awards. Other terms of the RSUs and PSUs granted to Ms. DiRico, including the vesting and performance targets applicable to PSUs, are the same as the terms applicable to the annual long-term incentives awarded to our other NEOs.
In determining the number of shares granted to each NEO, the TMCC converted the target value of each award to a number of units based on the 5-trading day average closing price of our common stock prior to the grant date.
Relative TSR PSU Awards
The Relative TSR PSU awards granted to our NEOs in fiscal 2025 will be earned (or not) based on our TSR measured relative to the components of the Russell 3000 Index over three equally weighted overlapping one-year, two-year, and three-year performance periods. The payout opportunities for the Relative TSR PSU awards are as follows:

Relative TSR Percentile Rank	% of Target PSU Earned
< 25th	0%
25th	50%
50th	100%
75th	150%
85th	200%
90th	250%
95th	300%
Scale is linear between shown points.
Regardless of Commvault’s relative TSR performance, earned shares cannot exceed 100% of target if the Company’s stock price is lower at the end of the performance period than it was at the beginning.
The TMCC regularly considers the appropriate time horizon for the performance measures used in the compensation plan for our NEOs. The TMCC believes that using multiple-year vesting for the Relative TSR PSUs appropriately balances the one-year performance period for the annual bonus and the three-year vesting period for the time-based RSUs and Financial PSUs.
We believe total shareholder return (“TSR”) is an objective, external benchmark for evaluating shareholder value creation. It serves as a valuable complement to our internal performance metrics, including growth (ARR) and profitability (non-GAAP EBIT), designed for a balanced and comprehensive assessment of our financial success.
Relative TSR PSU Awards - Performance Vesting

Grant	May 2020	May 2021	May 2022	May 2023	May 2024
Actual Vest %:
First annual tranche	105%	98%	100%	200%	290%
Second annual tranche	101%	100%	200%	200%	TBD
Third annual tranche	117%	194%	200%	TBD	TBD

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CD&A | FISCAL YEAR 2025 COMPENSATION DECISIONS
Earned units for each performance period, if any, will vest following certification of our results by the TMCC.
For the one-year performance period of the May 2024 award that ended May 15, 2025, our total stockholder return of 63.63% was positioned at the 94th percentile of the benchmark. As a result, the TMCC certified a payout equal to 290% of target for the portion of the Relative TSR PSU awards related to the first annual tranche.
For the two-year performance period of the May 2023 award that ended May 15, 2025, our total stockholder return of 177.58% was positioned at the 97th percentile of the benchmark. As a result, the TMCC certified a payout equal to 200% of target for the portion of the Relative TSR PSU awards related to the second annual tranche.
For the three-year performance period of the May 2022 award that ended May 16, 2025, our total stockholder return of 174.41% was positioned at the 96th percentile of the benchmark. As a result, the TMCC certified a payout equal to 200% of target for the portion of the Relative TSR PSU awards related to the third annual tranche.

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CD&A | FISCAL YEAR 2025 COMPENSATION DECISIONS

Financial PSU awards
The Financial PSUs granted to our NEOs in fiscal 2025 were eligible to be earned based on our level of achievement against total annualized recurring revenue (“ARR”) goals established at the beginning of fiscal 2025 and measured over a one-year performance period.

Achievement	ARR Achievement	ARR Achievement (% of Target)	% of Target PSU Earned
Below Threshold	< $802 million	<87%	—%
Threshold	$802 million	87%	50%
Target	$922 million	100%	100%
Maximum	$1,226 million	133%	300%

In the event that our actual performance exceeds target, the payout expressed as a percent of target will increase by 6% of each 1% of incremental ARR performance above target up to a maximum payout equal to 300%.
Our actual ARR achievement for fiscal 2025 was equal to 100.9% of target. As a result, the TMCC certified a payout equal to 105% of the target number of shares. Any shares earned based on our actual one-year financial performance were to vest 33.3% on the first anniversary of the grant date and an additional 8.375% quarterly thereafter until fully vested.

OTHER BENEFITS
Our executive officers participate in retirement, health and welfare benefit programs that are substantially the same as the benefits for all other eligible Commvault employees. These benefits include a 50% matching contribution on the first 4% of eligible pay contributed to our 401(k) plan.
Our executive officers also are eligible to participate in our Employee Stock Purchase Plan (the “ESPP”). The ESPP is a stockholder approved plan under which substantially all employees may purchase the Company’s common stock through payroll deductions at a price equal to 85% of the lower of the fair market value of the common stock as of the beginning or the end of six-month offering periods. An employee’s payroll deductions under the ESPP are limited to 10% of salary, and employees may not purchase more than $25,000 of common stock during any calendar year. Mr. Mirchandani participated in the ESPP in fiscal 2025 and received nominal benefits related to the 15% discount on the purchase price of the Company’s common stock. Ms. DiRico and Mr. Merrill did not participate in the ESPP during fiscal 2025.
Our executive officers are generally not provided any perquisite or other benefits not available to our other employees. As disclosed in the Summary Compensation Table below, we do provide our CEO with access to a car service. In addition, Messrs. Mirchandani and Merrill are provided access to financial and estate planning support.

COMPENSATION RISK ASSESSMENT
We have reviewed our compensation policies and practices for all employees and concluded that any risks arising from our policies and practices are not reasonably likely to have a material adverse effect on us.

INDIVIDUAL AGREEMENTS
We have entered into individual agreements with each of our NEOs. Mr. Mirchandani has entered into an employment agreement with the Company, and all other NEOs have entered into executive retention and severance agreements. We entered into these arrangements to acknowledge each executive’s importance to Commvault and our stockholders and to attempt to avoid the distraction and loss of key management personnel that may occur in connection with rumored or actual fundamental corporate organizational changes. As more fully described in the section entitled “Individual Agreements,” these agreements entitle a NEO to payments and benefits if employment is terminated by the Company without “cause,” or by him or her with “good reason,” within the two-year period following a change in control of the Company.

STOCK OWNERSHIP GUIDELINES FOR THE CEO
We currently require our CEO to acquire an equity ownership interest in Commvault common stock that is equal to five times his current annual base salary, to align his interests with those of our stockholders. As of March 31, 2025, Mr. Mirchandani’s equity ownership exceeded this required level of ownership.

38 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

CD&A | FISCAL YEAR 2025 COMPENSATION DECISIONS

HEDGING PROHIBITION
Our Insider Trading Policy prohibits our employees (including officers) and directors from engaging in any hedging transactions with regard to Commvault common stock, including: short sales; purchases or sales of puts, calls, or other derivative securities; and purchases of financial instruments (such as prepaid variable forward contracts, equity swaps, collars, and exchange funds) or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Commvault securities. Hedging transactions enable the holder to continue to own shares of our common stock, but without the full risks and rewards of ownership. The Board believes these transactions are inadvisable because a holder who no longer has the full risks and rewards of ownership may not have the same objectives as the Company and our other stockholders.

PLEDGING PROHIBITION
Our Insider Trading Policy also prohibits our employees (including officers) and directors from pledging Commvault securities as collateral to secure a personal loan. The Board believes these transactions are inadvisable because the practice may put the stock price at risk due to an employee’s personal decision and create misalignment of employee interests.

EQUITY AWARD GRANT PRACTICES
We do not currently grant stock options, SARs or similar option-like instruments as part of our equity compensation program. We grant equity awards on an annual basis at approximately the same time every year and may grant equity awards on a discretionary basis in connection with certain events such as the commencement of employment or promotion. We do not grant equity awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation.

CLAWBACK POLICY
We have a “clawback” policy that permits the TMCC to seek to recover cash or equity incentive awards from certain senior leaders, in the event Commvault is required to prepare a financial restatement, without regard to whether the restatement is caused by wrongdoing, negligence, or misconduct. In October 2023, we adopted an additional Clawback Policy for executive officers that complies with the SEC rules promulgated under the Dodd-Frank Act and the Nasdaq listing standards. This policy applies to all incentive-based compensation (including cash bonus payments) received by our current and former Section 16 officers on or after October 2, 2023, the effective date specified in the Nasdaq listing standards. Under this policy, “incentive-based compensation” means any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure. In the event of an accounting restatement that impacts the financial reporting measures on which incentive-based compensation is calculated, this policy will require the clawback of the amount by which the compensation actually received exceeds the amount that otherwise would have been received based on the restated financial results.

TAX AND ACCOUNTING CONSIDERATIONS
Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. While the TMCC considers the deductibility of compensation as one factor in determining executive compensation, the TMCC believes it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating, and retaining key executives.
We account for the equity awards granted to all of our employees under ASC 718, Compensation—Stock Compensation, which requires us to estimate and record compensation expense over the service period of the award. All equity awards to our employees, including our executive officers, and to the non-employee members of our Board of Directors, are reflected in our consolidated financial statements, based upon the applicable accounting guidance, at fair value on the grant date.

39 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

The TMCC has reviewed and discussed with management the disclosures contained in the foregoing “Compensation Discussion and Analysis.” Based on this review and discussion, the TMCC recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement for the Annual Meeting.

Members of the TMCC
Vivie "YY" Lee—Chair
Keith Geeslin
Chuck Moran
Arlen Shenkman

40 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

Summary Compensation Table
The following table summarizes the compensation earned by the NEOs during the fiscal years ended March 31, 2025, 2024, and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Sanjay Mirchandani	2025	645,000	—	16,522,465	1,612,500	31,638	18,811,603
President and CEO	2024	645,000	—	10,694,658	703,050	65,052	12,107,760
	2023	645,000	—	9,722,388	462,465	22,950	10,852,803
Jen DiRico(4)	2025	286,027	—	6,148,630	398,790	692	6,834,139
CFO
Gary Merrill(4)	2025	460,000	—	5,947,829	851,000	22,924	7,281,753
CCO	2024	451,000	—	3,528,001	344,113	20,455	4,343,569
	2023	408,846	—	1,890,383	176,382	6,146	2,481,757
1.    The amounts reported in this column represent the grant date fair value of the RSU awards and PSU awards granted during the fiscal year indicated as computed in accordance with FASB ASC Topic 718. The amounts shown disregard estimated forfeitures related to service-based vesting conditions and assume PSUs at target (100%). If the PSU awards are achieved at the maximum (300%), this would result in stock award values of $39,567,414 (for Mr. Mirchandani), $10,560,947 (for Ms. DiRico), and $14,243,687 (for Mr. Merrill) in fiscal 2025. See our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended March 31, 2025, for a discussion of the assumptions we made in determining the grant date fair value of such awards.
2.    The amounts reported in this column consist of annual cash incentive bonuses earned during the fiscal year indicated and are more fully described in “Fiscal 2025 Compensation Decisions” under the heading “Annual Incentive Plan” in the Compensation Discussion and Analysis. Ms. DiRico’s bonus was pro-rated based upon her August 12, 2024 hire date.
3.    Mr. Mirchandani’ s other annual compensation in fiscal 2025 included $6,442 related to his 401(k) plan company matching contributions, $11,360 for financial and estate planning, $2,200 for executive physicals, and $11,636 related to the use of a corporate car. Mr. Merrill’s other annual compensation in fiscal 2025 included $6,256 related to his 401(k) plan company matching contributions, $14,518 for financial and estate planning, and $2,150 for executive physicals.
4.    Ms. DiRico was appointed as our CFO effective as of August 12, 2024. Effective as of the same date, Mr. Merrill transitioned from the role of CFO to CCO.

41 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

COMPENSATION TABLES | FISCAL 2025 GRANTS OF PLAN-BASED AWARDS TABLE

 Fiscal 2025 Grants of Plan-Based Awards Table
The following table sets forth information as to grants of plan-based awards to our NEOs in fiscal 2025:

	Grant & Approval Date	Estimated future payouts under non-equity incentive plan awards ($)			Estimated future payouts under equity incentive plan awards (#)			All Other Stock Awards: Number of Shares of Stock or Units (#)(7)	Grant Date Fair Value of Stock and Option Awards ($)(8)
Name		Threshold(1)	Target(2)	Maximum(3)	Threshold(4)	Target(5)	Maximum(6)
Sanjay Mirchandani	—	403,125	806,250	1,612,500	—	—	—	—	—
	05/15/24	—	—	—	—	—	—	45,558	4,999,991
	05/15/24	—	—	—	17,084	34,168	102,504	—	5,987,942
	05/15/24	—	—	—	17,084	34,168	102,504	—	5,534,532
Jen DiRico	—	157,500	315,000	630,000	—	—	—	—	—
	08/15/24	—	—	—	—	—	—	26,168	3,942,471
	08/15/24	—	—	—	3,271	6,542	19,626	—	1,146,486
	08/15/24	—	—	—	3,271	6,542	19,626	—	1,059,673
Gary Merrill	—	230,000	460,000	920,000	—	—	—	—	—
	05/15/24	—	—	—	—	—	—	16,400	1,799,900
	05/15/24	—	—	—	6,150	12,300	36,900	—	2,155,575
	05/15/24	—	—	—	6,150	12,300	36,900	—	1,992,354
1.    Represents the threshold amount with respect to each applicable metric under the Fiscal 2025 AIP for each NEO. Actual total payouts may be less than the threshold amounts shown if threshold performance goals are not attained. See “Annual Incentive Plan” in “Fiscal 2025 Compensation Decisions” for more information on the Fiscal 2025 AIP and performance objectives for each of our NEOs.
2.    Represents the total target amount with respect to each applicable metric under the Fiscal 2025 AIP for each NEO. See “Annual Incentive Plan” in “Fiscal 2025 Compensation Decisions” for more information.
3.    Represents the maximum amount with respect to each applicable metric under the Fiscal 2025 AIP for each NEO. See “Annual Incentive Plan” in “Fiscal 2025 Compensation Decisions” for more information.
4.    Represents the threshold amount for PSUs granted, or 50% of the target amount, for each NEO under our 2016 Incentive Plan. If the threshold conditions for these awards are not met, the award value will be zero. See “Long-Term Equity Incentive Awards” in “Fiscal 2025 Compensation Decisions” for more information on the plan and the related performance objectives.
5.    Represents the target amount for PSUs granted for each NEO under our 2016 Incentive Plan. See “Long-Term Equity Incentive Awards” in “Fiscal 2025 Compensation Decisions” for more information.
6.    Represents the maximum amount for PSUs granted. The maximum payout opportunity for PSUs is 300% for all of the NEOs. See “Long-Term Equity Incentive Awards” in “Fiscal 2025 Compensation Decisions” for more information.
7.    Amounts in this column reflect time-based RSU awards granted during fiscal 2025 to our NEOs under our 2016 Incentive Plan.
8.    The amounts reported in this column represent the grant date fair value of the RSU awards and PSU awards (shown at target) granted during the fiscal year indicated as computed in accordance with FASB ASC Topic 718. The amounts shown disregard estimated forfeitures related to service-based vesting conditions. See Note 11 of our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended March 31, 2025, for a discussion of the assumptions we made in determining the grant date fair value of such awards.

42 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

COMPENSATION TABLES | FISCAL 2025 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

Fiscal 2025 Outstanding Equity Awards at Fiscal Year End Table
The following table reflects all outstanding equity awards held by our NEOs as of March 31, 2025:

		Option Awards			Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)(2)	Market Value of Unearned Shares or Units of Stock That Have Not Vested($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)
Sanjay Mirchandani	05/15/24	—	—	—	81,433	12,846,870	34,168	5,390,344
	05/15/23	—	—	—	50,012	7,889,893	25,936	4,091,663
	05/16/22	—	—	—	10,644	1,679,197	12,955	2,043,781
Jen DiRico	08/15/24	—	—	—	19,951	3,147,470	6,542	1,032,066
	08/15/24	—	—	—	13,084(4)	2,064,132	—	—
Gary Merrill	05/15/24	—	—	—	29,310	4,623,946	12,300	1,940,448
	05/15/23	—	—	—	16,496	2,602,409	8,556	1,349,795
	05/16/22	—	—	—	2,068	326,248	2,519	397,397
1.    Unless otherwise indicated, all RSU awards granted to our NEOs vest over three years, with 33.3% vesting on the first anniversary of the grant date and 8.375% vesting quarterly thereafter, subject, in each case, to continued employment or service through the applicable vesting date. Financial performance awards follow the same vesting schedule, but at their respective achievement rates. Relative TSR-based awards vest equally on an annual basis over three years, subject to continued employment or service through the applicable vesting date. The vesting commencement date for all RSU awards and PSU awards is the grant date.
2.    Time-based awards include time-vesting RSU awards and financial PSU awards at the rate achieved for the respective fiscal year. The May 2022 financial PSU awards achieved at 128%, the May 2023 financial PSU awards achieved at 108%, and the May 2024 financial PSU awards achieved at 105%. The value is computed based on the number of achieved unvested shares multiplied by the closing market price of our common stock at the end of fiscal 2025. The actual value (if any) to be realized by the NEO depends on whether the shares vest and the future performance of our common stock. On March 31, 2025, the closing price of our common stock was $157.76 per share. See “Long-Term Equity Incentive Awards” in “Fiscal 2025 Compensation Decisions” for more information on the plan and the related performance objectives.
3.    Performance-based awards include Relative TSR PSU awards at the March 31, 2025 payout rate based on Commvault’s TSR measured relative to the components of the Russell 3000 Index. The May 2022, May 2023 and May 2024 awards are calculated at an estimated 100% payout (target). The value is computed based on the number of achieved unvested shares multiplied by the closing market price of our common stock at the end of fiscal 2025. The actual value (if any) to be realized by the NEO depends on whether the shares vest and the future performance of our common stock. On March 31, 2025, the closing price of our common stock was $157.76 per share. See“Long-Term Equity Incentive Awards” in “Fiscal 2025 Compensation Decisions” for more information on the plan and the related performance objectives.
4.    Ms. DiRico was granted 13,084 RSUs in August 2024 as a one-time sign-on bonus. These awards fully vest on the first anniversary of the grant.

43 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

COMPENSATION TABLES | FISCAL 2025 STOCK VESTED TABLE

Fiscal 2025 Stock Vested Table
The following table sets forth information on the number and value of RSUs vested during fiscal 2025 for our NEOs.

	Stock Awards
Name	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(1)
Sanjay Mirchandani	194,261	25,110,329
Jen DiRico	—	—
Gary Merrill	48,434	6,301,276
1.    The value realized on the vesting of the RSU awards and PSU awards is based on the market price of our common stock on the vesting date. See “Long-Term Equity Incentive Awards” in “Fiscal 2025 Compensation Decisions” for more information on the plan and the related performance objectives.

Pension Benefits and Deferred Compensation
None of our NEOs during fiscal 2025 participated in or had account balances in qualified or non-qualified defined benefit plans sponsored by Commvault or in non-qualified defined contribution plans maintained by Commvault.
Individual Agreements
The following table summarizes the individual agreements between Commvault and the NEOs.

	Sanjay Mirchandani	Jen DiRico	Gary Merrill
Compensation arrangements
•annual base salary subject to annual review by our Board of Directors
•eligible for an annual cash bonus
•entitled to participate in the employee benefits plans in which our other executives may participate
•entitled to annual equity awards

•annual base salary
•eligible for an annual cash bonus
•entitled to participate in the employee benefits plans in which our other executives may participate
•entitled to annual equity awards and a one-time new hire award
•annual base salary •eligible for an annual cash bonus •entitled to participate in the employee benefits plans in which our other executives may participate •entitled to annual equity awards
Compensation in the event of a termination without “cause” or for “good reason” and other than within 24 months following a “change in control”(1)

(subject to execution of a release of claims in favor of the Company)

•lump sum payment equal to (i) 12 months of his then-current base salary, and (ii) his target cash incentive bonus for the year in which termination of employment occurs
• continued payment of premiums for health insurance for Mr. Mirchandani and his dependents for a period of 18 months
•12 months acceleration for time-vesting equity
•any stock awards with performance conditions not yet determined will be deemed earned at 100% of target

•12 months of their then-current base salary
•an immediate lump sum payment equal to the amount they would have to pay for 12 months of continued group health coverage under the Company’s group health plan as in effect for themselves and their dependents immediately prior to their termination of employment
•12 months acceleration for time-vesting equity
•any stock awards with performance conditions not yet determined will be deemed earned at 100% of target

44 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

COMPENSATION TABLES | INDIVIDUAL AGREEMENTS

	Sanjay Mirchandani	Jen DiRico	Gary Merrill
Compensation in the event of termination due to death or disability
•entitled to any compensation earned but not yet paid
•any outstanding stock options or awards will immediately vest
• any stock awards with performance conditions not yet determined will be deemed earned at 100% of target

Restrictive covenants
during his term of employment with us and for a period of one year following any termination, may not:

•participate, directly or indirectly, within the United States, in a business in competition with Commvault (other than beneficial ownership of up to one percent of the outstanding stock of a publicly held company)
•solicit our employees or customers

during their term of employment with us and for a period of one year following any termination, the executive may not:

•engage in, or have any interest in, or manage or operate any business that engages in any activity that then competes with any business of the Company or any Commvault subsidiary anywhere in the world (each, a “Competitor”) (other than beneficial ownership of up to 5% of the outstanding voting stock of a publicly traded company)
•induce any employee of the Company or its subsidiaries to terminate such employment or to become employed by any Competitor
•contact, induce or attempt to induce any customer or potential customer (of which the executive had actual knowledge) to purchase products or services from any entity other than the Company, or to cease being a customer of the Company

1.Each executive’s individual agreement defines “cause” and “good reason.”

Change in Control Agreements
Sanjay Mirchandani
If a change in control of our Company occurs and Mr. Mirchandani’ s employment is terminated for reasons other than for cause, Mr. Mirchandani’ s employment is terminated on account of disability, or if Mr. Mirchandani terminates his employment for good reason, in each case within two years of the change in control, then all equity awards held by Mr. Mirchandani will immediately become exercisable and vested and any equity awards with performance conditions not yet determined will be deemed earned at 100% of target. Furthermore, subject to execution of a release of claims in favor of the Company, he will be entitled to (1) a lump sum severance payment equal to 18 months of his base salary plus his target cash incentive bonus at the time of the change in control, and (2) health insurance coverage for him and his dependents for an 18-month period.

Jen DiRico and Gary Merrill
Ms. DiRico and Mr. Merrill each have Executive Retention and Severance Agreements. If a change in control of our Company occurs, and within two years the employment of Ms. DiRico or Mr. Merrill is terminated for reasons other than for cause, or if the executive terminates his or her employment for good reason (as defined in the Executive Retention and Severance Agreement), then, subject to the execution of a general release of claims, all equity awards held by the executive will immediately become exercisable or vested, and that executive will be entitled to a lump sum severance payment equal to 12 months of his or her annual base salary at the time of the change in control and health insurance coverage for the executive and his or her dependents for a 12-month period.
45 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

COMPENSATION TABLES | CHANGE IN CONTROL AGREEMENTS

Estimated Payments and Benefits Upon Termination or Change In Control
The amount of compensation and benefits payable to each NEO has been estimated in the table below as if any termination was effective as of March 31, 2025, the last day of our fiscal year. The actual amounts to be paid out can only be determined at the time of an executive’s separation.

	Compensation ($)
	Base Salary	Annual Cash Incentive Bonus	Accelerated Vesting of Restricted Stock & Performance Stock Units(1)	Continuation of Medical Benefits (Present Value)($)	Total Compensation and Benefits ($)
Sanjay Mirchandani
Death	—	—	33,941,748(2)	—	33,941,748
Disability	—	—	33,941,748(2)	—	33,941,748
Involuntary termination without cause or with good reason	645,000	806,250	21,359,915(3)	28,920	22,840,085
Involuntary termination without cause, on account of disability, or with good reason in connection with a change in control	967,500	967,500	33,941,748(2)	28,920	35,905,668
Jen DiRico
Death	—	—	6,243,668(2)	—	6,243,668
Disability	—	—	6,243,668(2)	—	6,243,668
Involuntary termination without cause or with good reason	450,000	—	3,982,178(3)	—	4,432,178
Involuntary termination without cause or with good reason in connection with a change in control	450,000	—	6,243,668(2)	—	6,693,668
Gary Merrill
Death	—	—	11,240,243(2)	—	11,240,243
Disability	—	—	11,240,243(2)	—	11,240,243
Involuntary termination without cause or with good reason	460,000	—	6,820,754(3)	38,004	7,318,758
Involuntary termination without cause or with good reason in connection with a change in control	460,000	—	11,240,243(2)	38,004	11,738,247
1.    Amounts in this column describe the value of RSU awards and PSU awards that would vest upon the triggering event described in the leftmost column, based on a closing price of $157.76 per share of our common stock on March 31, 2025.
As described in the NEOs’ respective employment agreements upon death or disability, all outstanding RSU awards and PSU awards would become immediately vested. Any stock awards with performance conditions that are not yet determinable (such as if the performance measurement period has not been completed) will be deemed to have been earned at 100% of target and will be payable in accordance with their terms.
2.    As described in the NEOs’ respective employment agreements or change in control agreements, upon death, disability, or involuntary termination by the Company without cause or by the NEO for good reason, in each case, on or within the two years following a change in control, all outstanding RSU awards and PSU awards would become immediately vested. Any stock awards with performance conditions that are not yet determinable (such as if the performance measurement period has not been completed) will be deemed to have been earned at 100% of target and will be payable in accordance with their terms.
3.    As described in the NEOs’ respective employment agreements, involuntary termination by the Company without cause or by the NEO for good reason other than within two years following a change in control would result in the vesting of RSUs and PSU awards that would have vested had the NEO remained with the Company an additional year. Any PSU awards with conditions that are not yet determined (such as if the performance measurement period has not been completed) will be deemed to have been earned at 100% of target and will be payable in accordance with their terms.

46 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

COMPENSATION TABLES | CEO PAY RATIO

CEO Pay Ratio
As required by Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation for our CEO compared to the median of the annual total compensation of all of our employees (except for our CEO).
For fiscal 2025:
•The median of the annual total compensation of all of our employees, excluding our CEO, was $66,382.
•The annual total compensation of our CEO was $18,811,603.
•Therefore, the ratio of CEO compensation relative to the median employee is approximately 283 to 1.
Factors influencing the Company’s pay ratio include the Company’s strategic decision to expand into centers of excellence, including 1,280 employees located in India (a 23% increase since fiscal 2024) and over 2,000 employees located outside of the United States, in each case, where compensation benchmarks are lower than those in other geographies. Additionally, all global employees’ salaries differ as cost of living differs from country to country. Approximately 37% of employees live in the United States where our CEO resides and works. Such global workforce increases span of control, and management effectiveness and efficiencies.
The methodology we used to identify our median employee for fiscal 2025 was as follows:
•We selected March 31, 2025, as the date upon which we identified our employee population. We included all employees as of that date, with no exclusions.
•We used total cash compensation as our consistently applied compensation measure to identify our median employee. For this purpose, we defined total cash compensation as base wages plus any incentive compensation (bonuses or commissions). We did not annualize the compensation of any employees who were employed less than a full year and we did not make any adjustments, assumptions or estimates. For employees outside the United States, we converted cash compensation to U.S. dollars using the applicable March 31, 2025 exchange rate.
•Using this methodology, we determined that our median employee was a full-time, salaried employee based in the United Kingdom.
We calculated the annual total compensation of our median employee in the same manner that we calculated the total compensation of our CEO for purposes of the Summary Compensation Table. This annual total compensation amount for our median employee was then compared to the annual total compensation of our CEO as reported in the “Total” column of our fiscal 2025 Summary Compensation Table included in this Proxy Statement to determine the pay ratio.
It should be noted that the SEC rules provide a fair amount of flexibility in developing a methodology to identify the median employee, and the global composition of our workforce may contribute to a lack of comparability between our pay ratio and that of our peer companies. We believe that this pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

47 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

COMPENSATION TABLES | PAY VERSUS PERFORMANCE

Pay Versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the compensation actually paid to our principal executive officer (“PEO”) and non-PEO NEOs and certain aspects of our financial performance. For further information concerning our pay for performance philosophy and how executive compensation aligns with our performance, please refer to the Compensation Discussion and Analysis.

					Value on Initial Fixed $100 Investment(3)
Year(1)	Summary Compensation Table Total for PEO	Compensation Actually Paid for PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid for Non-PEO NEOs(2)	TSR	Peer Group TSR(4)	Net Income /(Loss)	Revenue(5)
2025	$18,811,603	$42,127,082	$7,057,946	$11,393,342	$390	$297	$76,106,000	$995,619,000
2024	$12,107,760	$30,293,753	$3,901,453	$3,890,783	$251	$282	$168,906,000	$839,247,000
2023	$10,852,803	$8,128,462	$3,237,743	$1,706,699	$140	$189	$(35,774,000)	$784,590,000
2022	$10,760,212	$11,275,932	$3,342,790	$3,534,151	$164	$211	$33,624,000	$769,591,000
2021	$8,004,986	$15,975,930	$2,696,751	$4,763,212	$159	$175	$(30,954,000)	$723,472,000

1.During fiscal years 2025, 2024, 2023, 2022, and 2021 our PEO and non-PEO NEOs were as follows:

Year	PEO (CEO)	Non-PEO NEOs
2025	Sanjay Mirchandani	Jen DiRico, Gary Merrill
2024	Sanjay Mirchandani	Gary Merrill, Riccardo Di Blasio
2023	Sanjay Mirchandani	Gary Merrill, Riccardo Di Blasio, Brian Carolan
2022	Sanjay Mirchandani	Riccardo Di Blasio, Brian Carolan
2021	Sanjay Mirchandani	Riccardo Di Blasio, Brian Carolan

48 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

COMPENSATION TABLES | PAY VERSUS PERFORMANCE

2.The dollar amounts reported in these columns represent the amount of “compensation actually paid” to our PEO and Non-PEO NEOs in each respective year. The dollar amounts do not reflect the actual amount of compensation earned or received during the applicable fiscal year. There are no material differences between the assumptions used to compute the valuation of the equity awards for calculating the compensation actually paid from the assumptions used to compute the valuation of such equity awards as of the grant date. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the total compensation of our PEO and non-PEO NEOs for each year to determine the “compensation actually paid”:

PEO		2021	2022	2023	2024	2025
	Summary Compensation Table - Total Compensation	$8,004,986	$10,760,212	$10,852,803	$12,107,760	$18,811,603
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	$6,336,511	$9,413,382	$9,722,388	$10,694,658	$16,522,465
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	$12,444,339	$10,030,014	$9,814,556	$19,279,768	$25,421,345
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	$1,386,721	$(616,535)	$(1,773,893)	$7,094,774	$8,621,030
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	$—	$—	$—	$—	$—
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$476,395	$515,623	$(1,042,616)	$2,506,109	$5,795,569
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—	$—	$—	$—	$—
=	Compensation Actually Paid	$15,975,930	$11,275,932	$8,128,462	$30,293,753	$42,127,082

NEO Average		2021	2022	2023	2024	2025
	Summary Compensation Table - Total Compensation	$2,696,751	$3,342,790	$3,237,743	$3,901,453	$7,057,946
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	$1,808,753	$2,491,707	$2,559,448	$3,142,162	$6,048,230
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	$3,552,227	$2,655,470	$2,185,843	$3,179,994	$8,385,381
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	$296,856	$(165,930)	$(924,865)	$625,474	$1,264,427
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	$—	$—	$287,324	$—	$—
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$26,131	$193,528	$(209,402)	$432,318	$733,818
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—	$—	$310,496	$1,106,294	$—
=	Compensation Actually Paid	$4,763,212	$3,534,151	$1,706,699	$3,890,783	$11,393,342

3.Pursuant to SEC rules, the comparison assumes $100 was invested on March 31, 2020. Historical stock price performance is not necessarily indicative of future stock price performance.
4.The TSR Peer Group consists of the companies included in the Nasdaq Computer Index.
5.The measure has been designated as the “Company-Selected Measure” for fiscal year 2025, in accordance with SEC rules, and represents the most important financial performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to our NEOs in fiscal year 2025.
49 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

COMPENSATION TABLES | PAY VERSUS PERFORMANCE

Financial Performance Measures
In no particular order, the following table sets forth the Company's most important financial performance measures used to link NEO compensation actually paid during fiscal year 2025 to Company performance.

Company Performance Measures
Revenue
Non-GAAP EBIT
Relative TSR
ARR

Additional information about each of these performance measures and the role of our performance in each of these measures in determining our executive compensation are discussed in greater detail in the Compensation Discussion and Analysis.

Analysis of Information Presented in Pay-Versus-Performance Table
The following graph illustrates the relationship between compensation actually paid to our PEO and our non-PEO NEOs and our TSR for the period presented in the Pay-Versus-Performance table.

Compensation Actually Paid vs. Indexed TSR
(in millions, except Indexed TSR)
Compensation Actually Paid
Indexed TSR
$175
$159
$211
$164
$189
$140
$282
$251
$390
$297
$16.0
$4.8
$11.3
$3.5
$8.1
$1.7
$30.3
$3.9
$42.1
$11.4
Fiscal 2021
Fiscal 2022
Fiscal 2023
Fiscal 2024
Fiscal 2025
PEO Compensation Actually Paid
NEO Average Compensation Actually Paid
Peer Group TSR ($100 investment as of 03/31/20)
CVLT TSR ($100 investment as of 03/31/20)

50 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

COMPENSATION TABLES | PAY VERSUS PERFORMANCE

The following graph illustrates the relationship between compensation actually paid to our PEO and our non-PEO NEOs and our net income for the period presented in the Pay-Versus-Performance table.

Compensation Actually Paid vs. Net Income (Loss)
(in millions)
Compensation Actually Paid
Net Income (Loss)
$(31.0)
$33.6
$(35.8)
$168.9
$76.1
$16.0
$4.8
$11.3
$3.5
$8.1
$1.7
$30.3
$3.9
$42.1
$11.4
Fiscal 2021
Fiscal 2022
Fiscal 2023
Fiscal 2024
Fiscal 2025
PEO Compensation Actually Paid
NEO Average Compensation Actually Paid
Net Income

The following graph illustrates the relationship between compensation actually paid to our PEO and our non-PEO NEOs and our revenue for the period presented in the Pay-Versus-Performance table.

Compensation Actually Paid vs. Revenue
(in millions)
Compensation Actually Paid
Revenue
$723.5
$769.6
$784.6
$839.2
$995.6
$16.0
$4.8
$11.3
$3.5
$8.1
$1.7
$30.3
$3.9
$42.1
$11.4
Fiscal 2021
Fiscal 2022
Fiscal 2023
Fiscal 2024
Fiscal 2025
PEO Compensation Actually Paid
NEO Average Compensation Actually Paid
Revenue

51 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

The Audit Committee has reviewed and discussed Commvault’s audited financial statements for the fiscal year ended March 31, 2025 with our management. In addition, the Audit Committee has discussed with Ernst & Young LLP, our independent auditors, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The Audit Committee has received from the independent auditors written disclosures and the letter regarding the independent auditors’ communications with the Audit Committee concerning independence required by the applicable requirements of the PCAOB and has discussed with the independent auditors the firm’s independence.
The Audit Committee has considered whether the services rendered by our independent public accountants with respect to audit, audit-related, tax, and other non-audit fees are compatible with maintaining the firm’s independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that Commvault’s audited financial statements for the fiscal year ended March 31, 2025, be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, for filing with the SEC.

Audit Committee
Shane Sanders—Chair
Martha Bejar
Allison Pickens

52 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

WHAT AM I VOTING ON?	VOTE RECOMMENDATION
As a matter of good corporate governance, we are asking stockholders to ratify the appointment of Ernst & Young LLP as Commvault’s independent auditors for fiscal year 2026.	FOR ratification of the selection of the auditors.
Financial statements of the Company and our consolidated subsidiaries will be included in our Annual Report furnished to all stockholders. The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as independent public accountants for us to examine our consolidated financial statements for the fiscal year ending March 31, 2026 and has determined as a matter of good governance to seek stockholders’ ratification of the appointment. If the stockholders do not ratify the appointment, the Audit Committee will reconsider the appointment for the 2027 fiscal year, rather than the 2026 fiscal year, because of the difficulty and expense involved in changing independent auditors on short notice.
Ernst & Young LLP has been engaged as our principal independent public accountants continuously since fiscal year 1998. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting. They will have the opportunity to make a statement if they wish and are also expected to be available to respond to appropriate questions.

Audit, Audit-Related, Tax, and All Other Fees
The following table summarizes the aggregate fees and expenses billed to us for the fiscal years ended March 31, 2025 and 2024, by our principal accounting firm, Ernst & Young LLP.

	2025	2024
	(In thousands)
Audit fees	$2,833	$2,497
Audit-related fees	13	13
Tax fees	1,183	1,207
All other fees	—	—
Total fees	$4,029	$3,717
Audit Fees—all services necessary to perform an audit of the consolidated financial statements of the Company presented in our annual report on Form 10-K; the reviews of the Company’s quarterly reports on Form 10-Q; services in connection with statutory and regulatory filings or engagements; statutory audits; and consents and review of documents filed with the SEC.
Audit-Related Fees—other assurance and related services that are reasonably related to the performance of an audit that are not included in Audit Fees, including fees related to the performance of audit and attest services not required by statute or regulation and subscription to Ernst & Young LLP’s online research tool.
Tax Fees—tax compliance; tax planning; and other tax advice.
All Other Fees—any other work that is not Audit, Audit-Related, or a Tax Service.
In considering the nature of the services provided by Ernst & Young LLP, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Ernst & Young LLP and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002.
53 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

PROPOSAL NO. 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS |	POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES OF INDEPENDENT AUDITOR

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor
The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent auditor. The Audit Committee has established a policy regarding pre-approval of permissible non-audit services provided by the independent auditor. Generally, pre-approvals may be made by the chair of the Audit Committee and ratified by the full Audit Committee at its next meeting thereafter. All of the services performed by Ernst & Young LLP in the year ended March 31, 2025, were pre-approved in accordance with the pre-approval policy adopted by the Audit Committee.

The Board of Directors recommends that you vote FOR this proposal.

54 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

Our Board of Directors believes it is important for employees to have an equity interest in the Company, and recommends an additional 1.3 million shares for issuance under the 2016 Incentive Plan to stockholders for approval. This increase in the number of shares available for issuance should ensure we can grant our customary incentive awards for the foreseeable future.
The following summary of the 2016 Incentive Plan is qualified in its entirety by the complete text of the 2016 Incentive Plan contained in the Company’s public filings with the SEC.

Background
We previously maintained the Commvault Systems, Inc. 1996 Stock Option Plan and the 2006 Long-Term Stock Incentive Plan (together, the “Prior Plans”). As of the date of this proxy statement, no shares of Commvault common stock remain to be issued upon exercise or settlement of outstanding awards under the Prior Plans.
As described below under “Description of 2016 Incentive Plan—Types of Awards,” the 2016 Incentive Plan authorizes a broad range of awards, including stock options (“Options”), SARs, Full Value Awards (including restricted stock, RSUs, performance shares or units, and other stock-based awards) and cash-based awards. As of the date of this proxy statement, 11,286,932 shares, net of forfeitures which become available for future issuance, of Commvault common stock (and no stock options) have been granted under the 2016 Incentive Plan, out of a total of 14,250,000 reserved for issuance. This proposal will reserve an additional 1,300,000 shares of common stock for issuance under the 2016 Incentive Plan.
On June 25, 2025, the last reported sale price of our Common Stock on the Nasdaq stock market was $173.42 per share.

55 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

PROPOSAL NO. 4: APPROVAL OF ADDITIONAL SHARES FOR ISSUANCE UNDER THE 2016 OMNIBUS INCENTIVE PLAN |	KEY DATA
Key Data
The following table includes information regarding outstanding equity awards and shares available for future awards under our 2016 Incentive Plan as of May 31, 2025.

Non-Vested Time-Vesting RSUs	1,393,026
Performance-Vesting Shares	369,904
Shares Available for Grant	2,404,509
The following table summarizes our equity usage during the three most recent fiscal years.

Time Period	Time-Vesting RSUs Granted	Financial Performance Shares Granted	Financial Performance Shares Earned	Market-Based Shares Granted	Market-Based Shares Earned(1)	Weighted Average Common Shares Outstanding (Diluted)
Fiscal 2025	711,841	90,930	95,477	90,930	265,516	45,187,000
Fiscal 2024	1,219,774	119,916	129,509	119,916	239,832	45,100,000
Fiscal 2023	1,560,712	125,919	161,176	125,919	209,865	44,664,000
1.    Unvested market-based shares are represented at present value as of May 31, 2025. The number of shares may vary until actual results are confirmed.

56 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

PROPOSAL NO. 4: APPROVAL OF ADDITIONAL SHARES FOR ISSUANCE UNDER THE 2016 OMNIBUS INCENTIVE PLAN |	DESCRIPTION OF THE 2016 INCENTIVE PLAN
Description of the 2016 Incentive Plan
Purpose
The purpose of the 2016 Incentive Plan is to:
•attract and retain talented executives and employees,
•advance the interests of Commvault and our stockholders by providing eligible employees and executives with appropriate incentives to perform in a superior manner and achieve long-range goals,
•enhance the link between performance and compensation for plan participants, and
•provide incentive compensation opportunities that are competitive with those offered by other similar companies.

Administration
For awards to Commvault officers and employees, the 2016 Incentive Plan is administered by the TMCC which selects award recipients under the 2016 Incentive Plan, the types of awards to be granted, and the applicable terms, conditions, performance criteria, restrictions, and other provisions of such awards. The TMCC also has the authority to conclusively interpret the 2016 Incentive Plan and to adopt rules and procedures relating to the Plan and awards made thereunder. Subject to stock exchange listing standards and applicable law, the TMCC may delegate all or any portion of its responsibilities or powers under the 2016 Incentive Plan.

Eligibility
All officers, directors, or other employees of Commvault or a related company; all consultants, independent contractors, or agents of Commvault or a related company; and individuals who are expected to become officers, employees, directors, consultants, independent contractors, or agents of Commvault or a related company, are eligible to receive awards under the 2016 Incentive Plan, with two limitations. Specifically, awards to a person who is expected to become a service provider to Commvault or a related company cannot be effective before such person’s service begins, and incentive stock options (“ISOs”) may only be granted to employees of Commvault or a related company that satisfies certain requirements in the Internal Revenue Code. For purposes of eligibility, a company is a “related company” for any period during which we own (directly or indirectly) at least 50% of voting power or ownership interests in such entity or such entity owns (directly or indirectly) at least 50% of the voting power of our stock.

In fiscal year 2025, we granted equity awards of the type authorized under the 2016 Incentive Plan to 2,017 individuals. As of March 31, 2025, 3,276 persons (including 3,262 employees, 8 non-employee directors and 6 consultants) were eligible to receive awards under the 2016 Incentive Plan.

Shares of Common Stock Available for Awards
Awards may be made under the 2016 Incentive Plan with respect to Common Stock that is authorized but unissued or, as permitted by applicable law, held or acquired by Commvault as treasury shares, including shares of Common Stock purchased in the open market or in private transactions. At the discretion of the Committee, an award under the 2016 Incentive Plan may be settled in cash rather than Common Stock.
The maximum number of shares of Common Stock that may be delivered under the 2016 Incentive Plan is 14,250,000. Assuming this proposal is approved, that maximum number will be increased to 15,550,000 shares. Any shares of Common Stock covered by an award under the 2016 Incentive Plan that is forfeited, expires, or is terminated without issuance of shares of Common Stock (including shares of Common Stock that are attributable to awards that are settled in cash), and shares of Common Stock that are withheld in payment of taxes payable with respect to the vesting or settlement of a Full Value Award will thereafter be available for further grants under the 2016 Incentive Plan. Shares of Common Stock that are tendered or withheld in payment of the exercise price of an Option or shares of Common Stock that are tendered or withheld in payment of taxes payable with respect to the exercise of an Option or SAR will not be available for further grants under the 2016 Incentive Plan. Shares subject to a SAR that are not issued in connection with the stock settlement of that SAR upon its exercise will not again become available for further grants under the 2016 Incentive Plan.

57 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

PROPOSAL NO. 4: APPROVAL OF ADDITIONAL SHARES FOR ISSUANCE UNDER THE 2016 OMNIBUS INCENTIVE PLAN |	SHARES OF COMMON STOCK AVAILABLE FOR AWARDS
The following additional limits apply to awards under the 2016 Incentive Plan:
•no more than 3,550,000 shares of Common Stock may be subject to ISOs;
•the maximum number of shares of Common Stock that may be covered by Options and SARs that are intended to be performance-based compensation and that are granted to any one participant in any one calendar year is 500,000;
•the maximum number of shares of Common Stock that may be delivered pursuant to any Full Value Award that is intended to be performance-based compensation granted to any one participant during any calendar year is 250,000, regardless of whether settlement of the award is to occur before, at the time of, or after vesting; and
•in the case of Cash Incentive Awards (as described below) that are intended to be performance-based compensation, the maximum amount payable to any one participant with respect to any performance period of twelve months (pro-rated for performance periods that are not twelve months) is $2,500,000.
If a Full Value Award or Cash Incentive Award that is intended to be performance-based compensation is denominated in shares but an equivalent amount of cash is delivered (or vice versa), the foregoing limitations will be applied based on the methodology the TMCC uses to convert shares of Common Stock to cash (or vice versa). If delivery of cash or shares of Common Stock is deferred until after the cash or shares are earned, there will not be any adjustment in the amount delivered to reflect interim changes in the stock price.
Awards granted to independent directors for any calendar year may not exceed $500,000 ($1,000,000 for the initial year of directorship), determined as of the date of grant.
In the event of a corporate transaction (including a stock dividend, stock split, reverse stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, exchange of shares, sale of assets or subsidiaries, or combination) that affects the Common Stock such that the TMCC determines an adjustment is warranted in order to preserve the benefits or prevent the enlargement of benefits of awards under the 2016 Incentive Plan, the TMCC will adjust awards in a manner it determines to be equitable in its discretion.
Specifically, the TMCC may:
•adjust the number and kind of shares that may be delivered under the 2016 Incentive Plan (including adjusting the individual limitations described above);
•adjust the number and kind of shares subject to outstanding awards;
•adjust the exercise price of outstanding Options and SARs;
•replace awards with other awards that the TMCC determines have comparable value and that are based on stock of a company resulting from the transaction; and
•cancel any award in return for cash payment of the award’s current value, determined as though the award is fully vested at the time of payment, provided that in the case of an Option or SAR, the amount of such payment may be the excess of the value of the shares of Common Stock subject to the Option or SAR at the time of the transaction over the exercise price.

Types of Awards

Options
The TMCC may grant Options to purchase shares of Common Stock in the form of ISOs or non-qualified stock options (“NQOs”). The exercise price of an Option cannot be less than the fair market value of a share of Common Stock on the date the Option is granted. ISOs may only be granted to employees of Commvault or our permitted corporate subsidiaries and must satisfy other requirements of Section 422 of the Internal Revenue Code. An Option that does not satisfy the requirements for an ISO will be treated as a NQO.
Except for reductions approved by our stockholders or adjustment for corporate transactions, the exercise price of an Option may not be decreased after the date of grant, nor may an Option be surrendered to us as consideration for the grant of a replacement Option or SAR with a lower exercise price or for a Full Value Award. In addition, except as approved by our stockholders, no Option granted under the 2016 Incentive Plan may be surrendered to us in consideration of a cash payment if, at the time of such surrender, the exercise price of the Option is greater than the fair market value of a share of Common Stock.
Options will be exercisable in accordance with the terms established by the TMCC. The full exercise price of each share of Common Stock purchased upon the exercise of any Option must be paid at the time of exercise (except if the exercise price is payable through the use of cash equivalents, it may be paid as soon as practicable after exercise). Subject to applicable law, the exercise price of an Option may be payable in cash or cash equivalents, shares of Common Stock (valued at fair market value as of the day of exercise), or a combination thereof. The Committee may, in its discretion, impose such conditions, restrictions, and contingencies on the shares of Common Stock acquired pursuant to the exercise of an Option as the Committee determines to be desirable, including conformity with our recoupment or clawback policies as in effect from time to time.

58 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

PROPOSAL NO. 4: APPROVAL OF ADDITIONAL SHARES FOR ISSUANCE UNDER THE 2016 OMNIBUS INCENTIVE PLAN |	TYPES OF AWARDS
Except as provided by the TMCC, an Option will expire on the earlier of:
•the 30th day after the participant’s employment or service terminates for any reason other than for cause (as defined in the 2016 Incentive Plan), and
•the day on which the participant’s employment or service terminates for cause.
In any event, an Option will expire no later than the 10th anniversary of the date on which it is granted (or such shorter period required by the standards of any stock exchange on which the Common Stock is listed).

SARs
A SAR entitles the holder to receive the amount (in cash or shares of Common Stock) by which the fair market value of a specified number of shares of Common Stock on the exercise date exceeds an exercise price established by the Committee. The exercise price of a SAR cannot be less than the fair market value of a share of Common Stock on the date the SAR is granted. SARs are generally subject to the same terms and restrictions as apply to Options to the extent relevant, including the prohibition on lowering the exercise price, exchanges for cash or other awards, the expiration date provisions, and the minimum vesting period.

Full Value Awards
A Full Value Award is a grant of one or more shares of Common Stock or a right to receive one or more shares of Common Stock in the future (including restricted stock, RSUs, deferred stock units, performance stock, and PSUs). Grants may be subject to such conditions, restrictions, and contingencies as determined by the Committee, including provisions relating to dividend or dividend equivalent rights and deferred payment or settlement, but no dividends or dividend equivalent rights will be paid or settled on performance-based awards that have not been earned.

Cash Incentive Awards
A Cash Incentive Award is the grant of a right to receive a payment of cash (or, in the discretion of the Committee, shares of Common Stock with an equivalent value) that is contingent on achievement of performance objectives over a specified period of time. The grant of Cash Incentive Awards may also be subject to such other conditions, restrictions, and contingencies as the Committee determines, including provisions relating to deferred payment.
No award may vest, in whole or in part, before the first anniversary of the date of grant or, in the case of vesting based upon the attainment of performance-based objectives, the first anniversary of the commencement of the period over which performance is evaluated, except for a limited number of awards (covering up to 5% of the shares available for issuance under the 2016 Incentive Plan) or upon death, disability or a corporate transaction.

Change in Control
If (i) a Change in Control (as defined in the 2016 Incentive Plan) occurs before an award vests and before the holder’s separation from service, and (ii) such award remains outstanding following the Change in Control (whether by substitution with another award or otherwise), and (iii) the participant’s service is involuntarily terminated by the Company or a related company (or any successor thereto), other than for cause, on or within two years following the Change in Control, then:
•the participant’s outstanding Options and SARs, if any, will become fully exercisable; and
•the participant’s Full Value awards will become fully vested and the Committee will determine the extent to which the associated performance conditions are met, taking into account actual performance and/or the passage of time, in accordance with the terms of the 2016 Incentive Plan and the applicable award agreement.
To the extent any provision of the 2016 Incentive Plan or an award agreement would cause a payment of deferred compensation that is subject to section 409A of the Code to be made upon the occurrence of a Change in Control, then such payment will not be deferred unless such Change in Control also constitutes a “change in ownership,” “change in effective control,” or “change in ownership of a substantial portion of the Company’s assets” within the meaning of section 409A of the Code.
If an award does not remain outstanding following a Change in Control, the TMCC will determine the vesting and other terms and conditions of the award in connection with the Change in Control in accordance with the terms of the 2016 Incentive Plan.

59 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

PROPOSAL NO. 4: APPROVAL OF ADDITIONAL SHARES FOR ISSUANCE UNDER THE 2016 OMNIBUS INCENTIVE PLAN |	NON-U.S. EMPLOYEES
Non-U.S. Employees
The Committee may grant awards to eligible individuals who are foreign nationals on terms and conditions different from those specified in the 2016 Incentive Plan as may, in the Committee’s judgment, be necessary or desirable to foster and promote achievement of the purposes of the 2016 Incentive Plan. Similarly, the TMCC may make such modifications, amendments, procedures, and subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which Commvault or a related company operates or has employees, but may not increase the share limitations under the 2016 Incentive Plan or otherwise change any provision of the Plan that would require stockholder approval.

Other 2016 Incentive Plan Information
Awards under the 2016 Incentive Plan are not transferable except as designated by the holder by will or by laws of descent and distribution or, unless otherwise provided by the TMCC, pursuant to a qualified domestic relations order. Unless otherwise provided by the Committee, awards (other than an ISO) may be transferred to or for the benefit of the holder’s family (including, without limitation, to a trust or partnership for the benefit of family) in accordance with rules established by the TMCC.
All awards and other payments under the 2016 Incentive Plan are subject to withholding of all applicable taxes. With the consent of the Committee, withholding obligations may be satisfied with previously owned shares of Common Stock or shares of Common Stock to which the participant is otherwise entitled under the 2016 Incentive Plan. Shares of Common Stock that have been held less than six months may only be used to satisfy minimum withholding requirements (or other rates that will not have a negative accounting impact).
The Board may, at any time, amend or terminate the 2016 Incentive Plan, and the Board or the TMCC may amend any award agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected participant (or, if the participant is not then living, the affected beneficiary), adversely affect the rights of any participant or beneficiary under any award granted before the date such amendment is adopted. The provisions of the 2016 Incentive Plan that prohibit repricing of Options and SARs cannot be amended unless the amendment is approved by our stockholders, and no other amendment will be made to the 2016 Incentive Plan without the approval of our stockholders if such approval is required by law or the rules of any stock exchange on which the Common Stock is listed. Adjustments to awards made in connection with corporate transactions are not subject to the foregoing restrictions.

U.S. Federal Income Tax Considerations
The discussion that follows is a summary, based on current law, of some significant U.S. federal income tax considerations relating to awards under the 2016 Incentive Plan. This does not purport to be a complete description of the federal income tax aspects of the 2016 Incentive Plan. In addition, participants may be subject to foreign, state, and local taxes and employment taxes in connection with stock purchased under the 2016 Incentive Plan. Participants should consult with a tax adviser to determine how the tax laws apply in their personal circumstances.

NQOs
The grant of an NQO will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares of Common Stock acquired over the exercise price for those shares, and Commvault will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares of Common Stock will be treated as capital gains and losses, with a basis equal to the fair market value of the shares of Common Stock at the time of exercise.
The exercise of an NQO through the delivery of previously acquired Common Stock will generally be treated as a non-taxable, like-kind exchange as to the number of shares of Common Stock surrendered and the identical number of shares of Common Stock received under the Option. That number of shares will take the same basis and, for capital gains purposes, the same holding period as the shares of Common Stock that are given up. The value of the shares of Common Stock received upon such an exchange that exceed the number of shares given up will be includible as ordinary income to the participant at the time of exercise. The excess shares of Common Stock will have a new holding period for capital gain purposes and a basis equal to the value of such shares determined at the time of exercise.

60 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

PROPOSAL NO. 4: APPROVAL OF ADDITIONAL SHARES FOR ISSUANCE UNDER THE 2016 OMNIBUS INCENTIVE PLAN |	ISO
ISO
The grant of an ISO will not result in taxable income to the participant. The exercise of an ISO will not result in taxable income to the participant if the participant was, without a break in service, an employee of Commvault or a corporate subsidiary during the period beginning on the date the Option was granted and ending three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Internal Revenue Code).
The excess of the fair market value of the shares of Common Stock at the time of the exercise of an ISO over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the ISO is exercised. For purposes of determining alternative minimum tax liability for the year of disposition of the shares of Common Stock acquired pursuant to the ISO exercise, the participant will have a basis in those shares equal to the fair market value of the shares of Common Stock at the time of exercise.
If a participant does not sell or otherwise dispose of the shares of Common Stock within two years from the date of the grant of the ISO or within one year after receiving the transfer of such shares, then, upon disposition of such shares of Common Stock, any amount realized in excess of the exercise price will be taxed to the participant as capital gain, and Commvault will not be entitled to any deduction for federal income tax purposes. A capital loss will be recognized to the extent the amount realized is less than the exercise price. If a participant sells or otherwise disposes of the shares of Common Stock sooner than two years from the date of grant of the ISO or one year after receiving the transfer of such shares, then the participant will generally realize ordinary income, and Commvault will be allowed a corresponding deduction, at the time of the disposition of the shares, in an amount equal to the lesser of (a) the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price, or (b) the excess, if any, of the amount realized upon disposition of the shares of Common Stock over the exercise price. If the amount realized exceeds the value of the shares of Common Stock on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.
The exercise of an ISO through the exchange of previously acquired stock will generally be treated in the same manner as such an exchange in connection with the exercise of an NQO—that is, as a non-taxable, like-kind exchange as to the number of shares of Common Stock given up and the identical number of shares received under the Option. That number of shares of Common Stock will take the same basis and, for capital gain purposes, the same holding period as the shares that are given up. However, such holding period will not satisfy the one-year holding period required for the new shares of Common Stock to receive ISO treatment. Shares received in excess of the number of shares of Common Stock given up will have a new holding period and will have a basis of zero or the amount of cash, if any, paid as part of the exercise price. A disqualifying disposition (a disposition before the end of the applicable holding period) with respect to any of the shares of Common Stock received from the exchange will be treated as a disqualifying disposition of the shares with the lowest basis.
If the exercise price of an ISO is paid with shares of Common Stock acquired through a prior exercise of an ISO, gain will be realized on the shares given up (taxed as ordinary income) if those shares of Common Stock have not been held for the minimum ISO holding period (two years from the date of grant and one year from the date of transfer), but the exchange will not affect the tax treatment of the shares of Common Stock received.

SARs
A participant generally will not realize any taxable income upon the grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary income in an amount equal to the amount of cash and/or the fair market value, at the date of exercise, of the shares of Common Stock received as a result of such exercise. Commvault will generally be entitled to a deduction in the same amount.

Full Value Awards
The federal income tax consequences of a Full Value Award will depend on the type of award, and in particular, whether the shares are subject to a substantial risk of forfeiture (determined under Internal Revenue Code rules) at the time of the grant. If the shares are subject to a substantial risk of forfeiture, the participant will not recognize taxable income at the time of the grant. Instead, when the restrictions on the shares lapse (meaning the shares are no longer subject to a substantial risk of forfeiture), the participant will recognize ordinary taxable income in an amount equal to the fair market value of the shares at that time. If the shares are not subject to a substantial risk of forfeiture or if the participant elects to be taxed at the time of the grant of such shares under section 83(b) of the Internal Revenue Code, the participant will recognize taxable income when the shares are granted in an amount equal to the fair market value of such shares at the time, determined without regard to any of the restrictions. If the shares are forfeited before the restrictions lapse, the participant will not be entitled to a corresponding deduction. The participant’s tax basis in the shares will be the amount recognized as income attributable to such shares. Gain or loss recognized by the participant on a subsequent disposition of any such shares is capital gain or loss if the shares are otherwise capital assets.

61 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

PROPOSAL NO. 4: APPROVAL OF ADDITIONAL SHARES FOR ISSUANCE UNDER THE 2016 OMNIBUS INCENTIVE PLAN |	FULL VALUE AWARDS
In the case of other Full Value Awards, such as RSUs or PSUs, the participant generally will not have taxable income upon the grant of the award so long as there are restrictions on such awards that constitute a substantial risk of forfeiture. Participants will generally recognize ordinary income when the restrictions on awards lapse, on the date of grant if there are no such restrictions, or, in certain cases, when the award is settled. At that time, the participant will recognize taxable income equal to the cash or the fair market value of the shares issuable in payment of such award, and such amount will be the tax basis for any shares received. In the case of an award that does not constitute property at the time of grant (such as an award of units), participants will generally recognize ordinary income when the award is paid or settled.
Commvault generally will be entitled to a tax deduction in the same amount, and at the same time, as the income recognized by a participant.

Parachute Payments
Any acceleration of the vesting or payment of awards under the 2016 Incentive Plan in the event of a change in control in the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Internal Revenue Code, which may subject the participant to a 20% excise tax and preclude a deduction by the Company.

Performance-Based Compensation
Because of changes to Section 162(m) of the Internal Revenue Code that eliminated favorable tax treatment for performance-based compensation of the type awarded under the 2016 Incentive Plan, the TMCC reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.

New Plan Benefits
Future benefits under the 2016 Incentive Plan as proposed to be amended cannot be determined at this time because the grants are at the discretion of the TMCC and because their value may depend upon the satisfaction of vesting conditions and the future price of the Company’s stock. During fiscal 2025, the TMCC granted time- and performance-based RSUs (with performance-based RSUs measured at the target level of performance) to the following individuals and groups: Mr. Mirchandani, 113,894; Ms. DiRico, 39,252; Mr. Merrill 41,000; executive officers who are not NEOs, 207,986; non-employee members of the Board, 12,240 time-based RSUs; employees and contractors other than executive officers, 512,125 time-based RSUs.

62 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

PROPOSAL NO. 4: APPROVAL OF ADDITIONAL SHARES FOR ISSUANCE UNDER THE 2016 OMNIBUS INCENTIVE PLAN | FISCAL 2025 EQUITY COMPENSATION PLAN INFORMATION
Fiscal 2025 Equity Compensation Plan Information
The following table provides information as of March 31, 2025, with respect to the shares of our Common Stock that may be issuable upon the exercise of options, warrants and rights.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(2)	Number of Securities that Remained Available for Future Issuance Under Equity Plans (Excluding Securities Reflected in Column (a)(c))
Equity compensation plans approved by security holders(1)	1,806,167	—	3,009,919
Equity compensation plans not approved by security holders	—	—	—
Totals	1,806,167	—	3,009,919
1.    Consists of shares of common stock to be issued upon exercise of outstanding options and vesting of RSUs, including performance stock award units ("PSUs"), under our 2016 Incentive Plan. These amounts do not include potentially issuable shares under the ESPP. We have reserved approximately 46,000 shares for the future issuance of shares under the ESPP. See "Note 11. Stock Plans" in Item 8 of our Annual Report filed on Form 10-K for the year ended March 31, 2025 for additional information.
2.    The weighted-average exercise price does not consider the shares issuable upon vesting of outstanding RSUs and PSUs, which have no exercise price.

The Board of Directors recommends that you vote FOR approval of an additional 1.3 million shares available for issuance under the 2016 Incentive Plan, as amended.
63 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of Commvault Systems, Inc. of proxies to be voted at the Annual Meeting of Stockholders, including any adjournment or postponement thereof. This proxy statement is first being made available at www.edocumentview.com/CVLT, and we intend to begin distribution of the Notice of Internet Availability of Proxy Materials to stockholders on or about June 25, 2025. A copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, which includes audited financial statements, is also being made available concurrently with the proxy statement at www.edocumentview.com/CVLT.

TIME AND DATE	LOCATION	RECORD DATE
Thursday, August 7, 2025	Virtual only	June 20, 2025
10:00am, ET	https://ir.commvault.com/news-and-events/annual-meeting

How can I participate in the virtual annual meeting?
Our virtual annual meeting format will enable all stockholders to participate, regardless of their location. To participate in the Annual Meeting, please access the meeting website at https://ir.commvault.com/news-and-events/annual-meeting and follow the instructions found there. You will be required to establish your identity as a stockholder in order to vote during the meeting. Please have the control number found on your Notice of Internet Availability of Proxy Materials available.
Stockholders can submit questions for the Annual Meeting’s question and answer session prior to or during the meeting through https://ir.commvault.com/news-and-events/annual-meeting. Once the meeting has concluded, the webcast will be available for replay on the Investor Relations section of our website for 12 months.

Who is entitled to vote at the Annual Meeting?
The record date for determining stockholders entitled to vote at the Annual Meeting was June 20, 2025. On that date, 44,524,933 shares of Commvault common stock were outstanding and entitled to vote. Each stockholder is entitled to one vote for each registered share of common stock held of record for each matter to be considered. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by stockholders by arrangement made with Commvault during the 10 days preceding the meeting. Information regarding how to examine the stockholder list is available at the meeting website at https://ir.commvault.com/news-and-events/annual-meeting.
The presence at the Annual Meeting, in person (including virtually) or by proxy, of holders of a majority of the issued and outstanding shares of common stock entitled to vote as of the record date is considered a quorum for the transaction of business. If you submit a properly completed proxy or if you appear at the Annual Meeting to vote in person (including virtually), your shares of common stock will be considered part of the quorum. Abstentions and broker non-votes will be counted for the purpose of establishing a quorum.

64 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

ADDITIONAL INFORMATION ABOUT THE ANNUAL MEETING

If you choose to vote your shares at the Annual Meeting, you will be required to provide your control number, which is included in the Notice of Internet Availability of Proxy Materials that you received. If you hold your Commvault shares through a broker, bank, or other nominee, you may vote during the Annual Meeting only if you obtain a signed proxy from your bank, broker, or other nominee giving you the right to vote the shares. You will be asked to submit that proxy to Commvault via the email address provided on the meeting website at or prior to the Annual Meeting, along with an account statement or letter from the broker, bank, or other nominee indicating that you are the beneficial owner of the shares and that you were the beneficial owner of the shares on June 20, 2025.

What proposals will be considered at the Annual Meeting, and how does the Board recommend that I vote?
The following table summarizes the matters we expect to present to stockholders during the Annual Meeting.

Proposal	Voting options	Board recommendation	Vote required to pass	Effect of abstentions, and broker non-votes(1)
Election of directors	FOR, AGAINST, or ABSTAIN for each nominee	FOR each nominee	Each nominee must receive the affirmative vote of a majority of the votes cast on the proposal.	No effect
Advisory vote on Commvault’s executive compensation	FOR, AGAINST, or ABSTAIN	FOR	As a non-binding, advisory vote, there is no specific approval requirement. However, Commvault’s Board of Directors will review and consider the outcome of this advisory vote and will take it into account when making future compensation decisions.	No effect
Ratification of the independent auditors	FOR, AGAINST, or ABSTAIN	FOR	The affirmative vote of a majority of the votes cast on the proposal.	No effect
Approval of additional shares for issuance under Commvault’s 2016 Incentive Plan	FOR, AGAINST, or ABSTAIN	FOR	The affirmative vote of a majority of the votes cast on the proposal.	No effect
1.For an explanation of broker non-votes, please see “How can I vote if I hold my Commvault stock through a broker?”

How can I vote if I do not plan to attend the Annual Meeting?
Registered stockholders of record may provide voting instructions before the Annual Meeting in one of three ways:

Mail	Online Before the Meeting	Telephone
Sign, date and return your proxy card in the enclosed envelope	Visit www.investorvote.com/CVLT and finish voting by Wednesday, August 6, 2025 at 11:59pm ET.	Call the telephone number on your proxy card
All properly completed, unrevoked proxies received prior to the close of voting at the Annual Meeting will be voted in accordance with the instructions provided.

65 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

ADDITIONAL INFORMATION ABOUT THE ANNUAL MEETING

How can I vote if I hold my Commvault stock through a broker?
If you hold your shares through a bank, broker, or other nominee (meaning you are the “beneficial owner” of shares owned by someone else) your broker will ask how you want your shares to be voted. If you give voting instructions, your broker will vote your shares as you direct. If you do not provide voting instructions, your broker is only permitted to vote your shares on Proposal No. 3 regarding ratification of the auditors. Brokers holding shares beneficially owned by their clients do not have the authority to cast votes with respect to the election of directors or executive compensation unless they have received instructions from the beneficial owner of the shares. If you do not provide instructions to your broker, your vote will not be counted with respect to Proposal No. 1 (the election of nine directors for a one-year term), Proposal No. 2 (the advisory vote on executive compensation), or Proposal No. 4 (the approval of the additional shares to be available for issuance under Commvault’s 2016 Incentive Plan). This is called a “broker non-vote.” Please submit voting instructions to your broker by Wednesday, August 6, 2025 at 11:59pm ET.

What if I return a proxy card but don’t mark all of my choices?
If we have a properly executed, unrevoked proxy card that does not specifically direct the voting of shares, the shares represented by such proxy will be voted (i) FOR the election of all nominees for election as director described in this proxy statement, (ii) FOR approval, on an advisory basis, of our executive compensation, (iii) FOR the ratification of the appointment of Ernst & Young LLP as our independent public accountants for the fiscal year ending March 31, 2026, (iv) FOR the approval of the additional 1.3 million shares to be available for issuance under the 2016 Incentive Plan, and (v) in accordance with the judgment of the individuals named on the proxy card as to such other matters as may properly come before the Annual Meeting.

What if I change my mind after I vote?
You can revoke your proxy at any time prior to the voting at the Annual Meeting by submitting a later-dated proxy (including a later-dated proxy via the internet or telephone), by giving timely written notice of such revocation to our Corporate Secretary, or by attending the Annual Meeting and voting in person (virtually). If you attend the Annual Meeting and do not vote, it will not affect any previously submitted proxy or voting instructions.

Who is paying for this solicitation?
Commvault will pay all expenses related to the solicitation of proxies. Solicitation will be made by mail, and may be made by directors, officers, and employees, personally or by telephone, email, or other electronic means. Proxy cards and material also will be distributed to beneficial owners of our stock through brokers, custodians, nominees, and other like parties, and we expect to reimburse such parties for their charges and expenses.

How can I submit a proposal or a nomination for the 2026 Annual Meeting?
Stockholder proposals to be included in Commvault’s Proxy Statement
We must receive any stockholder proposal to be considered for inclusion in our proxy statement and form of proxy relating to the 2026 Annual Meeting of stockholders by February 25, 2026. Such submissions must comply with applicable SEC rules, including without limitation Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

Stockholder nominations under proxy access
Our Bylaws permit qualifying stockholders to include a certain number of director nominees in our proxy statement. For any such nomination for our 2026 Annual Meeting to be timely, we must receive notice and certain required information at our principal executive offices between January 26, 2026 and February 25, 2026. Stockholders who make nominations pursuant to our proxy access provision should be mindful of the requirements set forth in our Bylaws, which are available on the Investor Relations section of our website.

66 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

ADDITIONAL INFORMATION ABOUT THE ANNUAL MEETING

Other stockholder proposals
If you wish to submit a proposal for consideration at the 2026 Annual Meeting or to nominate a candidate for election as a director at that meeting without utilizing our proxy access provision, we must receive notice and certain required information at our principal executive offices no later than March 27, 2026. Any such notice must describe the proposal or nomination in sufficient detail for the matter to be summarized on the agenda for the meeting. Among other things, the notice must set forth:
•the name and address, as it appears on our books, of the stockholder who intends to make the proposal or nomination and the beneficial owner, if any, on whose behalf the nomination or proposal is made;
•a representation that the stockholder is a holder of record of our stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present such proposal or nomination;
•whether the stockholder plans to deliver or solicit proxies from other stockholders; and
•the class and number of our shares that the stockholder beneficially owns.
If you are nominating a candidate to be elected as a director, your notice must include the following additional information:
(i) the name and address of any person to be nominated,
(ii) a description of all arrangements or understandings between you and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made,
(iii) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended,
(iv) the consent of each nominee to serve as a director if so elected, and
(v) such other information as is set forth in our Bylaws, which are available on the Investor Relations section of our website.
In addition to satisfying the requirements of our Bylaws, including the earlier notice deadlines set out above and therein, to comply with universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must also provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than June 8, 2026.
****
To the extent this proxy statement is incorporated by reference in any other filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the information included or incorporated in the section of this proxy statement entitled “Audit Committee Report” will not be deemed to be incorporated, unless specifically provided otherwise in such filing.
We will furnish without charge to each person whose proxy is being solicited, upon written request, a copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, as filed with the SEC, including the financial statements and schedules thereto. Requests for copies of such report should be directed to Danielle Sheer, Chief Trust Officer, and Corporate Secretary Commvault Systems, Inc., 1 Commvault Way, Tinton Falls, New Jersey 07724. A copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, is also being made available concurrently with the proxy statement at www.edocumentview.com/CVLT.

Danielle Sheer
Chief Trust Officer

67 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

The following table provides a reconciliation of our reported GAAP results to the non-GAAP financial measures discussed above and used in certain of our NEOs’ fiscal 2025 compensation arrangements. The following results are based on the accounting principles that were used to prepare the fiscal 2025 consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025. Amounts below are in thousands.

	Fiscal Year Ended March 31,
	2025	2024
Non-GAAP financial measures and reconciliation:
GAAP income from operations	$73,738	$75,355
Noncash stock-based compensation(1)	108,615	93,034
FICA and payroll tax expense related to stock-based compensation(2)	5,459	3,285
Restructuring(3)	10,026	4,548
Amortization of intangible assets(4)	3,705	1,250
Litigation settlement(5)	675	—
Business combination costs(6)	2,541	—
Noncash impairment charges(7)	2,910	—
Change in contingent consideration(8)	2,060	—
Non-GAAP income from operations	$209,729	$177,472
GAAP net income	$76,106	$168,906
Noncash stock-based compensation(1)	108,615	93,034
FICA and payroll tax expense related to stock-based compensation(2)	5,459	3,285
Restructuring(3)	10,026	4,548
Amortization of intangible assets(4)	3,705	1,250
Litigation settlement(5)	675	—
Business combination costs(6)	2,541	—
Noncash impairment charges(7)	2,910	—
Change in contingent consideration(8)	2,060	—
Gain on escrow payment(9)	—	(1,670)
Non-GAAP provision for income taxes adjustment(10)	(47,143)	(134,989)
Non-GAAP net income	$164,954	$134,364
Non-GAAP free cash flow reconciliation:
GAAP cash provided by operating activities	$207,382	$203,798
Purchase of property and equipment	(3,756)	(4,086)
Non-GAAP free cash flow	$203,626	$199,712
1.    Represents noncash stock-based compensation charges associated with RSUs granted under our 2016 Incentive Plan and purchase rights issued under our ESPP, exclusive of stock-based compensation expense related to Commvault’s restructuring activities described below in Note 3.
2.    Represents additional FICA and related payroll tax expenses incurred by Commvault when employees exercise in-the-money stock options or vest in restricted stock awards.
3.    These restructuring charges relate primarily to severance and related costs associated with headcount reductions and stock-based compensation related to modifications of existing unvested awards granted to certain employees impacted by our restructuring plans.
4.    Represents noncash amortization of intangible assets.
68 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

5.    During fiscal 2025, we entered into a settlement agreement resulting in a payment of approximately $1.5 million which resolved certain legal matters. Approximately $0.7 million was recorded in general and administrative expenses for the year ended March 31, 2025, and the remaining $0.8 million was incurred in a prior period that is not presented.
6.    During fiscal 2025, Commvault incurred costs related to the acquisitions of Appranix, Inc. and Clumio, Inc., including legal, accounting and advisory services. Management believes, when used as a supplement to GAAP results, that the exclusion of these costs will help investors and financial analysts understand Commvault's operating results and underlying operational trends as compared to other periods.
7.    Represents noncash impairment charges of assets held for sale.
8.    Represents the change in the estimated fair value of the contingent consideration arrangement related to the acquisition of Appranix, Inc.
9.    Represents a non-refundable escrow payment received related to assets held for sale.
10.    The provision for income taxes is adjusted to reflect Commvault’s estimated non-GAAP effective tax rate of 24% for fiscal 2025, and 27% for fiscal 2024. Beginning in fiscal 2025, Commvault lowered its estimated non-GAAP effective tax rate from 27% to 24%. Commvault believes that a 24% rate more closely aligns with its effective tax rate expectations over the next few years.

69 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

COMMVAULT

VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example.
Please do not write outside the designated areas.

2025 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, AND 4.

1. To re-elect the Directors for a one-year term:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Nicola Adamo	☐	☐	☐	02 - Martha Bejar	☐	☐	☐	03 - Keith Geeslin	☐	☐	☐
04 - Vivie "YY" Lee	☐	☐	☐	05 - Sanjay Mirchandani	☐	☐	☐	06 - Chuck Moran	☐	☐	☐
07 - Allison Pickens	☐	☐	☐	08 - Shane Sanders	☐	☐	☐	09 - Arlen Shenkman	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

045FED

70 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

REVOCABLE PROXY — COMMVAULT SYSTEMS, INC.

Annual Meeting of Stockholders
August 7, 2025
Proxy Solicited by Board of Directors

The undersigned does hereby appoint Sanjay Mirchandani, Jen DiRico, and Gary Merrill (together, the "Proxies"), and each of them, with full power of substitution, as Proxies to vote, as directed on this card, or, if not so directed, in accordance with the Board of Directors' recommendations, all shares of Commvault Systems, Inc. held of record by the undersigned at the close of business on June 20, 2025 and entitled to vote at the Annual Meeting of Stockholders of Commvault Systems, Inc. to be held at 10:00 a.m., Eastern time, Thursday, August 7, 2025 virtually via the internet at https://ir.commvault.com/news-and-events/annual-meeting or at any adjournment or postponement thereof, and to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting.

You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued, and to be marked, dated and signed, on the other side)

71 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

COMMVAULT VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.investorvote.com/CVLT** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/CVLT

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

2025 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, AND 4.

1. To re-elect the Directors for a one-year term:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Nicola Adamo	☐	☐	☐	02 - Martha Bejar	☐	☐	☐	03 - Keith Geeslin	☐	☐	☐
04 - Vivie "YY" Lee	☐	☐	☐	05 - Sanjay Mirchandani	☐	☐	☐	06 - Chuck Moran	☐	☐	☐
07 - Allison Pickens	☐	☐	☐	08 - Shane Sanders	☐	☐	☐	09 - Arlen Shenkman	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

045FCD

72 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

The 2025 Annual Meeting of Stockholders of Commvault Systems, Inc. will be held on Thursday, August 7, 2025 at 10:00 a.m. Eastern Time virtually via the internet at https://ir.commvault.com/news-and-events/annual-meeting.

To vote during the virtual meeting, you must verify your identity as a stockholder. Please have the information that is printed on the shaded bar located on the reverse side of this form available.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders to be held on August 7, 2025. The material is available at: www.investorvote.com/CVLT

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/CVLT

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

REVOCABLE PROXY — COMMVAULT SYSTEMS, INC.

Annual Meeting of Stockholders
August 7, 2025
Proxy Solicited by Board of Directors

The undersigned does hereby appoint Sanjay Mirchandani, Jen DiRico, and Gary Merrill (together, the "Proxies"), and each of them, with full power of substitution, as Proxies to vote, as directed on this card, or, if not so directed, in accordance with the Board of Directors' recommendations, all shares of Commvault Systems, Inc. held of record by the undersigned at the close of business on June 20, 2025 and entitled to vote at the Annual Meeting of Stockholders of Commvault Systems, Inc. to be held at 10:00 a.m., Eastern time, Thursday, August 7, 2025 virtually via the internet at https://ir.commvault.com/news-and-events/annual-meeting or at any adjournment or postponement thereof, and to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting.

You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued, and to be marked, dated and signed, on the other side)

C **Non-Voting Items**

Change of Address — Please print new address below.

Comments — Please print your comments below.

73 COMMVAULT SYSTEMS, INC. | 2025 PROXY STATEMENT

commvault.com | 888.746.3849 | ir@commvault.com